        Exhibit 10.3

RESTRICTED STOCK UNIT AWARD AGREEMENT

Recipient: %%FIRST_NAME_MIDDLE_NAME_LAST_NAME%-%	Date of Grant: %%OPTION_DATE,'Month DD, YYYY'%-%
Employee ID: %%EMPLOYEE_IDENTIFIER%-%	Number of Restricted Stock Units: %%TOTAL_SHARES_GRANTED%-%

Motorola Solutions, Inc. (“Motorola Solutions” or the “Company”) is pleased to grant you this Restricted Stock Unit Award (“Award”) under the Motorola Solutions Amended and Restated Omnibus Incentive Plan of 2015, as may be amended (the “Plan”). The Date of Grant and the total number of Motorola Solutions restricted stock units (the “Units”) are stated above. The summary vesting schedule stated above is subject to the terms and conditions of the Agreement (defined below), including, but not limited to, the special vesting conditions set forth in Section 3 below. Each Unit granted represents an unsecured contractual obligation of the Company to issue one share of Motorola Solutions Common Stock (“Common Stock”) upon satisfaction of the terms and conditions set forth in the this Restricted Stock Unit Award Agreement (the “Award Agreement”), including any country-specific terms for your country set forth in the appendix attached hereto (the “Appendix” and, together with the Award Agreement, the “Agreement”), and to all of the terms and conditions of the Plan.
WHEREAS, the Award is being made by the Compensation and Leadership Committee (the “Compensation Committee”) of the Board of Directors of the Company;
NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the Company hereby awards Units to you on the following terms and conditions:
1.Award of Restricted Stock Units. The Company hereby grants you the total number of Units stated above subject to the terms and conditions set forth in the Agreement, including any country-specific terms for your country set forth in the Appendix, and to all of the terms and conditions of the Plan. Each Unit granted represents an unsecured contractual obligation of the Company to issue one share of Common Stock upon satisfaction of the terms and conditions set forth in the Agreement.
2.Restrictions. The Units are being awarded to you subject to the transfer and forfeiture conditions set forth below (the “Restrictions”). In its sole discretion, the Compensation Committee or its delegee may amend or waive the provisions of subparagraphs (b) or (c) hereof, in whole or in part, to the extent necessary or advisable to comply with applicable laws, as determined by the Compensation Committee (or its delegee):
a.No Assignment. Prior to the vesting of the Units as described in Section 3 below, you may not directly or indirectly, in any capacity, by operation of law or otherwise, voluntarily or involuntarily, sell, assign, pledge, encumber, charge or otherwise transfer any of the Units still subject to Restrictions. The Units shall be forfeited if you violate or attempt to violate this transfer restriction.
b.Restricted Conduct. As consideration for the Units(s) granted above under the terms of the Award Agreement and in acknowledgement of Motorola Solutions having provided you with confidential and proprietary information as a Motorola Solutions vice president or elected officer, you agree that you will comply with the restrictions set forth in subparagraphs (i) through (vi) below. If you violate or attempt to violate any of the restrictions described in subparagraphs (i) through (vi) below for any reason, you acknowledge and agree that the Company would suffer irreparable harm, will have no adequate remedy at law and shall be entitled to injunctive relief. You also acknowledge and agree that in addition to all remedies in law and/or equity available to the Company or any Subsidiary (as defined in Section 27 below), including without limitation injunctive relief or the recovery of liquidated damages, you shall forfeit all Units

(whether or not vested) and shall immediately pay to the Company, with respect to previously vested Units, an amount equal to (x) the per share Fair Market Value (as defined in Section 27 below) of the Common Stock on the date on which the Restrictions lapsed with respect to the applicable previously-vested Units times (y) the number of shares underlying such previously-vested Units, without regard to any Tax-Related Items (as defined in Section 9) that may have been deducted from such amount. For purposes of subparagraphs (i) through (vi) below, “Company” or “Motorola Solutions” shall mean Motorola Solutions, Inc. and/or any of its Subsidiaries.
i.Confidential Information. During the course of your employment with the Company or any Subsidiary and (A) at any time thereafter, you agree that you will not use or disclose, except on behalf of the Company and pursuant to the Company’s directions, any trade secrets of the Company, and (B) for fifteen years following the termination of your employment with the Company or any Subsidiary, you agree that you will not use or disclose, except on behalf of the Company and pursuant to the Company’s directions, any Confidential Information (as defined in Section 27 below);
ii.Solicitation of Employees. During your employment and for a period of one year following the termination of your employment for any reason, you agree that you will not hire, recruit, solicit or induce, or cause, allow, permit or aid others to hire, recruit, solicit or induce, or to communicate in support of those activities, any employee of the Company who possesses Confidential Information of the Company to terminate his/her employment with the Company and/or to seek employment with your new or prospective employer, or any other company;
iii.Solicitation of Customers. During your employment and for a period of one year following the termination of your employment for any reason, you agree that you will not, directly or indirectly, in any capacity, on behalf of yourself or any other person, company or entity, solicit or participate in soliciting, products or services competitive with or similar to products or services offered by, manufactured by, designed by or distributed by the Company to any person, company or entity which was a customer or potential customer for such products or services and with which you had direct or indirect contact regarding those products or services or about which you learned Confidential Information at any time during the two years prior to your termination of employment with the Company;
iv.Non-Competition regarding Products or Services. During your employment and for a period of one year following the termination of your employment for any reason, you agree that you will not, directly or indirectly, in any capacity, provide products or services competitive with or similar to products or services offered by the Company to any person, company or entity which was a customer for such products or services and with which customer you had direct or indirect contact regarding those products or services or about which customer you learned Confidential Information at any time during the two years prior to your termination of employment with the Company;
v.Non-Competition regarding Activities. During your employment and for a period of one year following the termination of your employment for any reason, you agree that you will not, directly or indirectly, in any capacity, for your new or prospective employer, or any other person, company, or entity, accept employment involving or otherwise engage in any activity or activities competitive with or similar to any activity or activities in which you engaged at any time during the two years preceding termination of your employment with the Company in connection with any products, services, projects or technological developments (existing or planned) on which you worked or about which you learned Confidential Information at any time during the one year preceding termination of your employment; provided that this sub-paragraph (v) applies in any countries in which you have physically been present performing work for the Company at any time during the two years preceding termination of your employment; and
vi.Non-Competition regarding Other Companies. During your employment and for a period of one year following the termination of your employment for any reason, your agrees that you will not, directly or indirectly, in a similar capacity in which you provided services to the Company, accept employment with, render services to and/or act as an agent, associate, independent contractor, consultant, manager, member or partner of any person, company, or entity that competes with the Company in connection with any products, services, projects or technological developments (existing or planned) on which you worked or about which you learned Confidential Information at any time during the one year preceding termination of your employment.
a.Recoupment Policy. If you are an officer subject to Section 16, or become subject to Section 10D, of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) the Units are subject to the terms and conditions of the Company’s Policy Regarding Recoupment of Incentive Payments upon Financial Restatement (such policy, as it may be amended from time to time, including as it may be amended to comply with Section 10D of the Exchange Act, the “Recoupment Policy”). The Recoupment Policy provides that, in the event of certain accounting restatements (a “Policy Restatement”), the Company’s independent directors may require, among other things, as applicable, (a) cancellation of any of the Units that remain outstanding; and/or (b) reimbursement of any gains in respect of the Units, if and to the extent the conditions set forth in the Recoupment Policy apply. Any determinations made by the independent directors in accordance with the Recoupment Policy shall be binding upon you. The Recoupment Policy is in addition to any other remedies which may be otherwise available to the Company at law, in equity or under contract, or otherwise required by law, including under Section 10D of the Exchange Act.
You expressly agree that the Company may take such actions as are necessary or appropriate to effectuate the foregoing (as applicable to you) or applicable law without further consent or action being required by you. For purposes of the foregoing and as a condition to the grant, you expressly and explicitly authorize the Company to issue instructions, on your behalf, to the Designated Broker (as defined in Section 27 below) (or any other stock plan service provider engaged by the Company to administer awards granted under the Plan) to re-convey, transfer or otherwise return such shares of Common Stock and/or other amounts to the Company.
You are hereby advised in writing to consult with an attorney before entering into the restrictions outlined in this Section 2. You acknowledge that prior to acceptance of this Agreement, you have been advised by the Company of your right to seek independent advice from an attorney of your own selection regarding this Agreement, including the restraints imposed upon you pursuant to this Section 2. You acknowledge that you have entered into this Agreement knowingly and voluntarily and with full knowledge and understanding of the provisions of this Agreement after being given the opportunity to consult with counsel. You further represent that in entering into this Agreement, you are not relying on any statements or representations made by any of the Company's directors, officers, employees or agents which are not expressly set forth herein, and that you are relying only upon your own judgment and any advice provided by the your attorney. You acknowledge that you have been provided at minimum 14 calendar days to review the provisions contained herein.
Notwithstanding the foregoing, nothing in this Section 2 is intended to or shall limit, prevent, impede or interfere with your non-waivable right, without prior notice to the Company, to provide information to the government, participate in investigations, testify in proceedings regarding the Company or any Subsidiary's past or future conduct, engage in any activities protected under whistleblower statutes, or to receive and fully retain a monetary award from a government-

administered whistleblower award program for providing information directly to a government agency (and for purpose of clarity, you are not prohibited from providing information voluntarily to the U.S. Securities and Exchange Commission (the “SEC”) pursuant to Section 21F of the Exchange Act). You do not need prior authorization from the Company to make any such reports or disclosures and are not required to notify the Company that you have made such reports or disclosures.
1.In addition, and notwithstanding the foregoing, the U.S. Defend Trade Secrets Act of 2016 (“DTSA”) provides that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, the DTSA provides that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (x) files any document containing the trade secret under seal and (y) does not disclose the trade secret, except pursuant to court order.Vesting. Subject to the terms and conditions of the Agreement, and provided the Units have not been forfeited as described in Section 2 above, the Units will vest as follows:
a.Vesting Period. The Units will vest in accordance with the following schedule (the applicable date, the “RSU Vesting Date”):

Shares	Vest Date
%%SHARES_PERIOD1%-%	%%VEST_DATE_PERIOD1,'Month DD, YYYY'%-%
%%SHARES_PERIOD2%-%	%%VEST_DATE_PERIOD2,'Month DD, YYYY'%-%
%%SHARES_PERIOD3%-%	%%VEST_DATE_PERIOD3,'Month DD, YYYY'%-%
%%SHARES_PERIOD4%-%	%%VEST_DATE_PERIOD4,'Month DD, YYYY'%-%

i.The period from the Date of Grant through the last vesting date set forth above is referred to as the “Restriction Period”. Any unvested Units shall be automatically forfeited upon your termination of employment with Motorola Solutions or a Subsidiary prior to the applicable RSU Vesting Date for any reason other than those set forth in Sections 3(b) through (e) below. The Company will not be obligated to pay you any consideration whatsoever for forfeited Units.
ii.For purposes of the Award, your employment with the Company or a Subsidiary shall be considered terminated as of the date that you are no longer considered an employee on the payroll of Motorola Solutions or a Subsidiary; the Company shall have the exclusive discretion to determine when your employment with the Company or a Subsidiary has terminated for purposes of the Award.
iii.If, during the Restriction Period, you take a Leave of Absence (as defined in Section 27 below) from Motorola Solutions or a Subsidiary, the Units will continue to be subject to the terms of the Agreement. If the Restriction Period expires while you are on a Leave of Absence, you will be entitled to the Units even if you have not returned to active employment.
a.Change in Control. If a Change in Control of the Company occurs and the successor corporation (or parent thereof) does not assume the Award or replace it with a comparable award, then the Units shall fully vest on the date of such Change in Control;

provided, further, that if the Award is assumed or replaced, any agreement or other documentation providing for such assumption or replacement shall provide that the assumed or replaced Award shall be fully vested in the event of your involuntary termination (for a reason other than “Cause”) or if you quit for “Good Reason,” in either case within 24 months of the Change in Control. For purposes of this paragraph, the terms “Change of Control”, “Cause” and “Good Reason” are defined in the Plan.
b.Total and Permanent Disability. All unvested Units shall fully vest upon your termination of employment with Motorola Solutions and its Subsidiaries due to Total and Permanent Disability (as defined in Section 27 below).
c.Death. All unvested Units shall fully vest upon your termination of employment with Motorola Solutions and its Subsidiaries due to death.
d.Certain Terminations of Employment. In the case of a Termination due to a Divestiture (as defined in Section 27 below) in which the Units are not assumed by your successor employer (or a parent or subsidiary thereof) or replaced with an award at least comparable to these Units, or if Motorola Solutions or a Subsidiary terminates your employment for reasons other than for Serious Misconduct (as defined in Section 27 below) before the expiration of the Restriction Period, and if the Units have not been forfeited as described in Section 2 above, then the Units shall vest on a pro rata basis in an amount equal to (i)(A) the total number of Units subject to the Award, multiplied by (B) a fraction, the numerator of which is the number of your completed full months of service from the Date of Grant to the date of termination and the denominator of which is the Restriction Period, minus (ii) any Units that vested prior to such termination. Any Units remaining unvested at the date of such termination shall be forfeited.

1.Delivery of Certificates or Equivalent.
a.Upon the vesting of the applicable Units described in Section 3 above, the Company shall, at its election, either: (i) establish a U.S. brokerage account for you with the Designated Broker (as defined in Section 27) and credit to that account the number of shares of Common Stock equal to the number of Units that have vested, less any Tax-Related Items (as defined in Section 9 below); or (ii) deliver to you a certificate representing a number of shares of Common Stock equal to the number of Units that have vested, less any shares withheld or sold to cover Tax-Related Items (as defined in Section 9 below).
b.Subject to Section 26, the actions contemplated by clauses (i) and (ii) above shall occur within 60 days following the date that the applicable Units vested.
2.Whole Shares. Vested Units shall be paid in whole shares of Common Stock; no fractional shares shall be credited or delivered to you.
3.Adjustments. The Units shall be subject to adjustment as provided in Section 15 of the Plan.
4.Funding. No assets or shares of Common Stock shall be segregated or earmarked by the Company in respect of any Units awarded hereunder. The grant of Units hereunder shall not constitute a trust and shall be solely for the purpose of recording an unsecured contractual obligation of the Company.
5.Dividends and Stockholder Rights.
a.Dividends. No dividends (or dividend equivalents) shall be paid with respect to Units credited to your account.

b.Stockholder Rights. You shall have no rights as a stockholder of the Company in respect of the Units, including the right to vote and to receive cash dividends and other distributions until delivery of certificate or equivalent representing shares of Common Stock in satisfaction of the Units.
6.Tax-Related Items.
a.Responsibility for Taxes. By accepting the Award, you acknowledge and agree that:
i.regardless of any action taken by the Company or, if different, your employer (the “Employer”), you shall be ultimately responsible for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you or legally imposed on the Company or the Employer as a result of your participation in the Plan and deemed by the Company or the Employer to be an appropriate charge to you (“Tax-Related Items”);
ii.your liability for Tax-Related Items may exceed the amount, if any, actually withheld by the Company or the Employer;
iii.the Company and/or the Employer make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including, but not limited to, the grant, vesting or settlement of the Units, the subsequent sale of shares of Common Stock acquired pursuant to such settlement and the receipt of any dividends;
iv.the Company and/or the Employer do not commit to and are under no obligation to structure the terms of the grant of the Award or any aspect of the Award to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result; and
v.if you are subject to Tax-Related Items in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
a.Withholding Taxes. In connection with any relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, you authorize the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:
i.withholding shares of Common Stock otherwise deliverable to you in connection with vesting of the Units; or
ii.withholding from proceeds of the sale of shares of Common Stock acquired upon vesting of the Units, either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization).
Depending on the withholding method, the Company and/or the Employer may withhold or account for Tax-Related Items by considering statutory or other withholding rates, including minimum and maximum rates applicable in the relevant jurisdiction(s). In the event of over-withholding, you may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent in Common Stock), or if not refunded, you may seek a refund from the local tax authorities. In the event of under-withholding, you may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to the Company and/or Employer. If the obligation for Tax-Related Items is satisfied by withholding in shares of Common Stock, for tax purposes, you are deemed to have been issued the full number of shares of Common Stock subject to the vested Units, notwithstanding that a number of the shares of Common Stock are held back solely for the purpose of paying the Tax-Related Items. The Company may refuse to issue or deliver the shares of Common Stock, or the proceeds of the sale of such shares, if you fail to comply with your obligations in connection with the Tax-Related Items.
a.Withholding Taxes for Section 16 Officers. Notwithstanding Section 9(b) above, if you are considered an officer for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) you may elect to satisfy your obligations for Tax-Related Items by one of the withholding methods set forth in Section 9(b)(i) - (ii) above, unless otherwise set forth in the Appendix for your country. In the absence of such an election, the Company and/or the Employer will satisfy the obligations with regard to all Tax-Related Items by withholding in shares of Common Stock otherwise deliverable in connection with the applicable vesting Units, as set forth in Section 9(b)(i), unless the use of such withholding method is problematic under applicable tax or securities laws, or has materially adverse accounting consequences, in which case, the obligation for Tax-Related Items will be satisfied by the methods set forth in Sections 9(b)(ii) above.
1.Nature of Grant. By accepting the Award, you acknowledge, understand and agree that:
a.the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
b.the grant of Units is exceptional, voluntary, non-recurrent and occasional and does not create any contractual or other right to receive future grants of Units, or benefits in lieu of Units, even if Units have been granted in the past;
c.all decisions with respect to future grants of Units or other awards, if any, will be at the sole discretion of the Company;
d.the Award and your participation in the Plan shall not create or amend an employment or service contract with the Company, the Employer or any Subsidiary, and shall not interfere with the ability of the Company, the Employer or any Subsidiary, as applicable, to terminate your employment relationship (if any) at any time;
e.you are voluntarily participating in the Plan;
f.the Units and the shares of Common Stock subject to the Units are not intended to replace any pension rights or compensation;
g.the Units and the shares of Common Stock subject to the Units, and the income from and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, leave-related pay, pension or retirement benefits or payments, welfare benefits or any similar mandatory payments;
h.the future value of the shares of Common Stock underlying the Units is unknown, indeterminable and cannot be predicted with certainty;
i.except as otherwise provided in the Agreement, in the Plan or by the Company in its discretion, the Units and the benefits evidenced by the Agreement do not create any entitlement to have the Units or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Common Stock of the Company;
j.unless otherwise agreed with the company in writing, the Units and the shares of Common Stock subject to the Units, and the income from and value of same, are not granted as consideration for, or in connection with, the service you may provide as a director of any Subsidiary;
k.the Units and the shares of Common Stock subject to the Units are not part of normal or expected compensation or salary for any purpose;
l.none of the Company, the Employer or any Subsidiary shall be liable for any foreign exchange rate fluctuation between your local currency and the U.S. dollar that may affect the value of the Units or of any amounts due to you pursuant to the settlement of the Units or the subsequent sale of any shares of Common Stock acquired upon settlement of the Units; and
m.no claim or entitlement to compensation or damages shall arise from forfeiture of the Units resulting from the termination of your employment (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any).
2.Acknowledgements. Except, with respect to the subject matter of Sections 2(b)(i) through (v) and Sections 16 and 17 hereof, the Agreement represents the entire agreement between you and the Company. No waiver of any breach of any provision of this Agreement by the Company shall be construed to be a waiver of any succeeding breach or as a modification of such provision. The provisions of this Agreement shall be severable and in the event that any provision of this Agreement shall be found by any court as specified in Section 17 below to be unenforceable, in whole or in part, the remainder of this Agreement shall nevertheless be enforceable and binding on the parties. You hereby agree that the court may modify any invalid, overbroad or unenforceable term of this Agreement so that such term, as modified, is valid and enforceable under applicable law. Further, by accepting the Award, you affirmatively state that you have not, will not and cannot rely on any representations not expressly made herein.
3.Motorola Solutions Assignment Rights. Motorola Solutions shall have the right to assign the Agreement, which shall not affect the validity or enforceability of the Agreement. The Agreement shall inure to the benefit of assigns and successors of Motorola Solutions.
4.Actions by the Compensation Committee. The Compensation Committee may delegate its authority to administer the Agreement. The actions and determinations of the Compensation Committee or its delegate shall be binding upon the parties.
5.Agreement Following Termination of Employment.
a.You agree that upon termination of employment with Motorola Solutions or a Subsidiary (as defined in Section 27 below), you will immediately inform Motorola Solutions of (i) the identity of any new employer (or the nature of any start-up business or self-employment), (ii) your new title, and (iii) your job duties and responsibilities.
b.You hereby authorize Motorola Solutions or a Subsidiary to provide a copy of the Agreement to your new employer. You further agree to provide information to Motorola Solutions or a Subsidiary as may from time to time be requested in order to determine your compliance with the terms hereof.
6.Consent to Transfer Personal Data.

a.By accepting the Award, you hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in the Agreement and any other Award grant materials (“Data”) by and among, as applicable, the Employer, the Company and any Subsidiary for the exclusive purpose of implementing, administering and managing your participation in the Plan. You understand that Data may include certain personal data about you, including, but not limited to, your name, home address, email address and telephone number, date of birth, social insurance number, passport number or other identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all Units or any other entitlement to shares of Common Stock awarded, canceled, purchased, exercised, vested, unvested or outstanding in your favor, for the exclusive purpose of implementing, administering and managing the Plan. The Company collects Data directly from you or from other sources such as the Designated Broker..
b.You understand that Data will be transferred to the Designated Broker, which is assisting the Company with the implementation, administration and management of the Plan. Motorola Solutions and/or its Subsidiaries will transfer Data among themselves as necessary for the exclusive purpose of implementation, administration and management of your participation in the Plan, and Motorola Solutions and/or any of its Subsidiaries may each further transfer Data to any third parties assisting Motorola Solutions in the implementation, administration and management of the Plan. Data also may also be shared with the Company’s information technology and human resources service providers, with its legal and professional advisors and with governmental authorities, including taxation authorities. You understand that the recipients of Data may be located in the United States or elsewhere, and that a recipient’s country of operation (e.g., the United States) may have different data privacy laws and protections than your country of residence. You understand that if you reside outside the United States or in the state of California, you may request a list with the names and addresses of any recipients of Data by contacting your human resources representative.
c.You authorize the Company, the Designated Broker and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan. The Company has entered into written contracts with its third party service providers to process your Data pursuant to the Company’s instructions. The Company does not sell your Data. It also does not share your Data with other recipients other than as stated in this Agreement.
d.You understand that Data will be held only as long as is necessary and in accordance with applicable law to implement, administer and manage your participation in the Plan. You understand if you reside outside the United States or in the state of California, you may, at any time, view or access Data, request additional information about the storage and processing of Data, request any necessary amendments or corrections to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your human resources representative. You understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to withdraw your consent, your employment status with the Employer will not be affected; the only consequence of refusing or withdrawing your consent is that the Company would not be able to make grants of Units or other awards to you, or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan. The Company does not discriminate against you for exercising your rights with respect to your Data. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your human resources representative.
e.If you work or reside in the European Union, European Economic Area, Switzerland or the United Kingdom, you acknowledge that you have read the Terms and Conditions appearing in the Appendix to this Award Agreement for Countries within the European Union, European Economic Area, Switzerland and the United Kingdom related to the European General Data Protection Regulation.
f.If you work or reside in the state of California, you acknowledge that you have read the Motorola Solutions U.S. Personnel Privacy Notice available on the Motorola Solutions website at [_____].
7.Remedies for Breach. You hereby acknowledge that the harm caused to the Company by the breach or anticipated breach of 2(b)(i), (ii), (iii), (iv), (v) and/or (vi) hereof will be irreparable and further agree the Company may obtain injunctive relief against you in addition to and cumulative with any other legal or equitable rights and remedies the Company may have pursuant to the Agreement, any other agreements between you and the Company for the protection of Confidential Information or law, including the recovery of liquidated damages. You agree that any interim or final equitable relief entered by a court of competent jurisdiction, as specified in Section 17 below, will, at the request of the Company, be entered on consent and enforced by any such court having jurisdiction over you. This relief would occur without prejudice to any rights either party may have to appeal from the proceedings that resulted in any grant of such relief.
8.Governing Law and Choice of Venue. All questions concerning the construction, validity and interpretation of the Agreement shall be governed by and construed according to the law of the State of Illinois without regard to any state’s conflicts of law principles. Any disputes regarding this Award or the Agreement shall be brought only in the state or federal courts of Illinois.
9.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying shares of Common Stock. You acknowledge and agree that you should consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.
10.Compliance with Law. Notwithstanding any other provision of the Plan or the Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the shares of Common Stock, the Company shall not be required to deliver any shares of Common Stock issuable upon vesting of the Units prior to the completion of any registration or qualification of the Common Stock under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the SECor of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. You understand that the Company is under no obligation to register or qualify the Common Stock with the SEC or any state or foreign securities commission, or to seek approval or clearance from any governmental authority for the issuance or sale of the shares of Common Stock. Further, you agree that the Company shall have unilateral authority to amend the Plan and the Agreement without your consent to the extent necessary to comply with securities or other laws applicable to issuance of shares of Common Stock.
11.Insider Trading Restrictions/Market Abuse Laws. You acknowledge that, depending on your country of residence or the Designated Broker’s country or country where the Common Stock is listed, you may be subject to insider trading restrictions and/or market abuse laws, which may affect your ability to accept, acquire, sell, attempt to sell or otherwise dispose of Common Stock, rights to Common Stock (e.g., Units) or rights linked to the value of Common Stock during such times as you are considered to have “inside information” regarding the Company (as defined by or determined under the laws in the applicable jurisdiction). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders you placed before possessing inside information. Furthermore, you could be prohibited from (i) disclosing the inside information to any third party, which may include your fellow employees (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. You are responsible for ensuring compliance with any applicable restrictions and should consult your personal legal advisor on this matter.
12.Language. You acknowledge that you are sufficiently proficient in English or have consulted with an advisor who is sufficiently proficient in English to understand the terms and conditions of the Agreement. Furthermore, if you have received the Agreement or any other document related to the Award and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
13.Exchange Control, Tax and/or Foreign Asset/Account Reporting. You acknowledge that there may be exchange control, tax, foreign asset and/or account reporting requirements which may affect your ability to acquire or hold shares of Common Stock acquired under the Plan or cash received from participating in the Plan (including from any dividends paid on shares of Common Stock acquired under the Plan) in a brokerage/bank account or legal entity outside your country. You may be required to report such accounts, assets, the balances therein, the value thereof and/or the transactions related thereto to the tax or other authorities in your country. You also may be required to repatriate sale proceeds or other funds received as a result of your participation in the Plan to your country through a designated bank or broker within a certain time after receipt. In addition, you agree to take any and all actions, and consent to any and all actions taken by the Company or the Employer as may be required to allow the Company or the Employer to comply with local laws, rules and regulations in your country of residence (and country of employment, if different). Finally, you agree to take any and all actions as may be required to comply with your personal legal and tax obligations under local laws, rules and regulations in your country of residence (and country of employment, if different).
14.Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
15.Appendix. Notwithstanding any provision of the Agreement, the Award shall be subject to any terms and conditions set forth in the Appendix to this Award Agreement for your country. Moreover, if you relocate to one of the countries included in the Appendix, the terms and conditions for such country will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of the Agreement.
16.Imposition of Other Requirements. The Company reserves the right to impose other requirements on your participation in the Plan, on the Units and on any shares of Common Stock acquired under the Plan (or the proceeds from the sale of such shares), to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
17. 409A Compliance Applicable to You Only if Subject to U.S. Tax.
a.Notwithstanding any provision of the Agreement to the contrary, if you are a “specified employee” (certain officers of Motorola Solutions or its Subsidiaries or certain employee-stockholders of Motorola Solutions, both within the meaning of U.S. Treasury Regulation Section 1.409A-1(i) and using the identification methodology selected by Motorola Solutions from time to time and in accordance with U.S. Treasury Regulation Section 1.409A-1(i)) on the date of your termination of employment, any payment which would be considered “nonqualified deferred compensation” within the meaning of Section 409A of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), that you are entitled to receive upon termination of employment and which otherwise would be paid or delivered during the six-month period immediately following the date of your termination of employment will instead be paid or delivered on the earlier of (i) the first day of the seventh month following the date of your termination of employment, and (ii) your death.
b.Notwithstanding any provision of the Agreement that requires the Company to pay or deliver payments with respect to Units that would be considered “nonqualified deferred compensation” within the meaning of Section 409A of the Code upon vesting (or within 60 days following the date that the applicable Units vest), if the event that causes the applicable Units to vest is not a permissible payment event as defined in Section 409A(a)(2) of the Code, then to the extent necessary to avoid penalties under Section 409A of the Code, the payment with respect to such Units will instead be paid or delivered on the earlier of (i) the specified date of payment or delivery originally provided for such Units, (ii) the date of your termination of employment (subject to any delay required by Section 26(a) above), (iii) the date of a Change in Control of the Company that constitutes a “change in ownership,” a “change in effective control,” or a “change in the ownership of a substantial portion of the assets” of the Company under Section 409A(a)(2)(A)(v) of the Code, and (iv) the date of your death. Payment shall be made within 60 days following the applicable payment date. For purposes of determining the time of payment or delivery of any payment you are entitled to receive upon termination of employment, the determination of whether you have experienced a termination of employment will be determined by Motorola Solutions in a manner consistent with the definition of “separation from service” under the default rules of Section 409A of the Code.
c.For purposes of Section 9, to avoid a prohibited acceleration under Section 409A of the Code, if shares of Common Stock subject to the Units will be withheld (or sold on your behalf) to satisfy any Tax-Related Items arising prior to the date of settlement of the Units for any portion of the Units that is considered nonqualified deferred compensation subject to 409A of the Code, then the number of shares of Common Stock withheld (or sold on your behalf) shall not exceed the number of shares that equals your liability for Tax-Related Items.
18.Definitions. Any capitalized terms used herein that are not otherwise defined below or elsewhere in the Agreement shall have the same meaning provided under the Plan.
a.“Confidential Information” means information concerning the Company and its business that is not generally known outside the Company, and includes (i) intellectual property; (ii) the Company’s methods of operation and Company processes; (iii) information regarding the Company’s present and/or future products, developments, processes and systems, including invention disclosures and patent applications; (iv) information on customers or potential customers, including customers’ names, sales records, prices, and other terms of sales and Company cost information; (v) Company personnel data; (vi) Company business plans, marketing plans, financial data and projections; and (vii) information received in confidence by the Company from third parties. Information regarding products, services or technological innovations in development, in test marketing or being marketed or promoted in a discrete geographic region, which information the Company or one of its affiliates is considering for broader use, shall be deemed not generally known until such broader use is actually commercially implemented.
b.“Designated Broker” means E*TRADE Financial Services LLC or such other stock plan service provider as may be selected by the Company in the future for purposes of assisting the Company with the implementation, administration and management of the Plan.
c.“Fair Market Value” for purposes of the Award at any time shall mean the closing price for a share of Common Stock on the date as of which such value is being determined, as reported for the New York Stock Exchange Composite Index in the Wall Street Journal at

www. wsj.com. In the event the New York Stock Exchange is not open for trading on such date, or if the Common Stock does not trade on such day, Fair Market Value for this purpose shall be the closing price of the Common Stock on the immediately preceding date for which transactions were reported; provided however, that if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined in such manner as the Compensation Committee may deem equitable, or as required by applicable law or regulation.
d.“Leave of Absence” means an approved leave of absence from Motorola Solutions or a Subsidiary from which the employee has a right to reinstatement, as determined by applicable law or Motorola Solutions policy.
e.“Serious Misconduct” for purposes of the Award means any misconduct identified as a ground for termination in the Motorola Solutions Code of Business Conduct, or the human resources policies, or other written policies or procedures.
f.“Subsidiary” means any corporation or other entity in which a 50 percent or greater interest is held directly or indirectly by Motorola Solutions and which is consolidated for financial reporting purposes.
g.“Termination due to a Divestiture” for purposes of the Award means your acceptance of employment with another company in direct connection with the sale, lease, outsourcing arrangement or any other type of asset transfer or transfer of any portion of a facility or any portion of a discrete organizational unit of Motorola Solutions or a Subsidiary, or if you remain employed by a Subsidiary that is sold (a “Divestiture”).
h.“Total and Permanent Disability” means for (i) U.S. employees: entitlement to long term disability benefits under the Motorola Solutions Disability Income Plan, as amended and any successor plan or a determination of a permanent and total disability under a state workers compensation statute, or for (ii) Non-U.S. employees: as established by applicable Motorola Solutions policy unless otherwise required by local regulations.
19.Acceptance of Terms and Conditions. By electronically accepting the Award within 30 days after the date of the electronic mail notification by the Company to you of the grant of the Award (“Email Notification Date”), you agree to be bound by the terms and conditions, the Plan, and any and all rules and regulations established by Motorola Solutions in connection with awards issued under the Plan. If you do not electronically accept the Award within 30 days of the Email Notification Date, you will not be entitled to the Units.
20.Plan Documents. The Plan and the Prospectus for the Plan are available on the Motorola Solutions website at [_____] or by contacting PeopleConnect at [_____]. Alternatively, write to Global Rewards Equity Administration, Motorola Solutions, Inc., 500 W. Monroe Street, Chicago, Illinois 60661 U.S.A. to request Plan documents.

APPENDIX TO RESTRICTED STOCK UNIT AGREEMENT
TERMS AND CONDITIONS
This Appendix includes additional terms and conditions that govern the Units granted to you under the Plan if you work and/or reside in one of the countries listed below. If you are a citizen or resident of a country other than the one in which you are currently working and/or residing (or are considered as such for local law purposes), or if you transfer employment or residency to a different country after the Units are granted, the Company will, in its discretion, determine the extent to which the terms and conditions contained herein will be applicable to you.
Certain capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or the Award Agreement.
NOTIFICATIONS
This Appendix also includes notifications regarding certain issues of which you should be aware with respect to your participation in the Plan. These notifications are based on the securities, exchange control, income tax and other laws in effect in the respective countries as of January 2023. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the notifications contained in this Appendix as the only source of information relating to the consequences of your participation in the Plan because the information may be outdated at the time you vest in the Units or sell any shares of Common Stock acquired upon such vesting.
In addition, the notifications contained in this Appendix are general in nature and may not apply to your particular situation and, as a result, the Company is not in a position to assure you of any particular result. Accordingly, you should seek appropriate professional advice as to how the relevant laws in your country may apply to your individual situation.
If you are a citizen or resident of a country other than the one in which you are currently residing and/or working (or are considered as such for local law purposes), or if you relocate to a different country after the Units are granted, the notifications contained in this Appendix may not be applicable to you in the same manner.
COUNTRIES WITHIN THE EUROPEAN UNION, EUROPEAN ECONOMIC AREA, SWITZERLAND AND THE UNITED KINGDOM
TERMS AND CONDITIONS
Data Privacy Notice. This provision replaces Section 15 of the Agreement (Consent to Transfer Personal Data) in its entirety:
The EU General Data Protection Regulation (also known as the “GDPR”) came into force on May 25, 2018. For the purposes of the GDPR, the Company wants to make participants in the Plan aware that the Company holds certain Data (as defined below) about the participants. The Company also wants to explain why the Company holds this Data and to let each participant know how to raise any questions regarding the Company’s use of the Data. The purpose of this communication is to provide participants with this information.

This document constitutes a Notice under the GDPR. Copies of this Notice are also available for viewing online at [_____] by request using the contact details set out below.

This communication supplements information relating to the use and transfer of your Data set out in the Agreement. Should there be any inconsistency between the terms of this Notice and the Agreement relating to the Company’s use of your Data, then this Notice is the document that will apply.

The term “Data” as used in this Notice includes your name, home address, email address and telephone number, date of birth, social insurance number, passport number or other identification number, salary, nationality and job title, as well as details of any shares, directorships, awards or any other equity or share rights you may have in the Company (whether awarded, canceled, exercised, vested, unvested or outstanding).
Data Controller Entity: The Company is the Data Controller. The Company is a Delaware corporation, with its principal United States office at 500 W. Monroe Street, Chicago, Illinois 60661 U.S.A.
Purposes: Data is held for the exclusive purpose of implementing, administering and managing your participation in the Plan.
Legitimate Interests: The Company holds and processes the Data for the legitimate interests of implementing, administering and maintaining the Plan and each participant's participation in the Plan.
International Transfers of Data: As the Company is based in the United States and the Agreement is performed in the United States, the Company can only meet its contractual obligations to you under the Agreement if the Data is transferred to the United States. The performance of the contractual obligations of the Company to you is one of the legal bases for the transfer of the Data from the European Union to the United States. You should be aware that the United States may have different data privacy laws and protections than the data privacy laws in place in the European Union.
Retention Period: The Company will delete your Data within a reasonable time after it has accomplished all the necessary legal obligations connected with the management and administration of the Plan.

Other Recipients: To fulfill its obligations under the Agreement, the Company may share Data with its subsidiary companies who employ participants in the Plan. In addition, Data may be transferred to certain third parties assisting in the implementation, administration and management of the Plan, such as share plan administrators and transfer agents. At your instruction, the Data will be shared with E*TRADE Corporate Financial Services, Inc. and E*TRADE Securities LLC (collectively, “E*TRADE”) or other third parties whom you have instructed the Company to deposit shares or other securities acquired upon the vesting of any awards under the Agreement. When transferring your Data to E*TRADE, the Company provides appropriate safeguards in accordance with the EU Standard Contractual Clauses.
Data Subject Rights: Participants have a number of rights under the GDPR. Depending upon the circumstances, these may include the right of data portability (where the Company helps a participant move Data to someone else at the participant's request), the right to object to the processing of the Data, the right to require the Company to update and correct the Data, the right to require erasure of the Data and the right for the participant to review the Data held by the Company and to require the Company to cease processing it. You must understand, however, that any such request may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or your withdrawal of consent, please contact the Company using the contact details below.

Participants also have a right to lodge a complaint concerning the processing of their personal data with an EU supervisory authority.

Data Security: The Company recognizes the importance of treating Data in a lawful, fair and transparent manner. The Company will apply reasonable organizational and security measures to prevent the unlawful processing and/or the accidental loss or destruction of these materials and, in particular, the personal data contained in them.

Contact: For more information on our general privacy policy please go to [_____]. If you have any questions concerning this Notice, you should contact [_____].

You understand that the Company may rely on a different legal basis for the processing and/or transfer of Data in the future and/or request that you provide another data privacy consent. If applicable and upon request of the Company or the Employer, you agree to provide an executed acknowledgement or privacy consent form (or any other acknowledgements, agreements or consents) that the Company and/or the Employer may deem necessary to obtain from you for the purpose of administering your participation in the Plan in compliance with the data privacy laws in your country, either now or in the future. You understand and agree that you will not be able to participate in the Plan if you fail to provide any such acknowledgement, agreement or consent requested by the Company and/or the Employer.

ALGERIA
TERMS AND CONDITIONS
Form of Payment. Notwithstanding Section 5 of the Award Agreement, vested Units shall be paid in the form of cash, through local payroll, for each vested Unit. The cash payment will equal the number of vested Units multiplied by the fair market value of one (1) share of Common Stock on the RSU Vesting Date less any Tax-Related Items.
ARGENTINA
TERMS AND CONDITIONS
Labor Law Acknowledgement. This provision supplements Section 10 of the Award Agreement (Nature of Grant):
By accepting the Award, you acknowledge and agree that the grant of Units is made by the Company (not the Employer) in its sole discretion and that the value of the Units or any shares of Common Stock acquired under the Plan shall not constitute salary or wages for any purpose under Argentine labor law, including, but not limited to, the calculation of (i) any labor benefits including, without limitation, vacation pay, thirteenth salary, compensation in lieu of notice, annual bonus, disability, and leave of absence payments, etc., or (ii) any termination or severance indemnities or similar payments.
If, notwithstanding the foregoing, any benefits under the Plan are considered as salary or wages for any purpose under Argentine labor law, you acknowledge and agree that such benefits shall not accrue more frequently than on each RSU Vesting Date.

NOTIFICATIONS
Securities Law Information. Neither the Units nor the underlying shares of Common Stock are publicly offered or listed on any stock exchange in Argentina and, as a result, have not been and will not be registered with the Argentine Securities Commission. The offer is private and not subject to prospectus requirements in Argentina.
Exchange Control Information. You are solely responsible for complying with the exchange control rules that may apply in connection with your participation in the Plan and/or the transfer of proceeds acquired under the Plan into Argentina. Prior to vesting in the Units or transferring proceeds into Argentina, you should consult your local bank and exchange control advisor to confirm the exchange control rules and required documentation.
Foreign Asset / Account Reporting Information. Argentine residents must report any shares of Common Stock acquired under the Plan and held by the resident on December 31 of each year on their annual tax return for that year. Argentine residents should consult with their personal tax advisor to determine their personal reporting obligations.
AUSTRALIA
NOTIFICATIONS
Securities Law Information. The offer of the Units is being made under Division 1A Part 7.12 of the Corporations Act 2001 (Cth). If you offer shares of Common Stock acquired under the Plan for sale to a person or entity resident in Australia, your offer may be subject to disclosure requirements under Australian law. You should obtain legal advice on any disclosure obligations prior to making any such offer.

Exchange Control Information. If you are an Australian resident, exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers. If an Australian bank is assisting with the transaction, the bank will file the report on your behalf. If there is no Australian bank involved with the transfer, you will be required to file the report.
Tax Information. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) (the “Act”) applies (subject to the conditions in the Act).
AUSTRIA
NOTIFICATIONS
Exchange Control Information. Austrian residents who hold securities (including shares of Common Stock) or cash (including proceeds from the sale of such shares) outside of Austria may be required to report certain information to the Austrian National Bank if certain thresholds are exceeded. An exemption applies if the value of the shares of Common Stock does not meet or exceed €5,000,000 as of December 31 of any given year. The deadline for filing the annual report is January 31 of the following year.
Further, if Austrian residents hold cash in accounts outside of Austria, monthly reporting requirements will apply if the aggregate transaction volume of such cash accounts meets or exceeds €10,000,000. Specifically, if this threshold is met, the movements and balances of all accounts must be reported monthly, as of the last day of the month, on or before the 15th day of the following month. You should consult with a personal advisor to ensure you comply with applicable reporting obligations.

BAHRAIN
NOTIFICATIONS

Securities Law Information. The Agreement, the Plan and all other materials you receive regarding participation in the Plan do not constitute advertising or an offering of securities in Bahrain, nor does it constitute an allotment of securities in Bahrain. Any shares of Common Stock issued upon settlement of the Units shall be deposited into a brokerage account in the United States. In no event will shares of Common Stock be issued or delivered in Bahrain. The issuance of shares of Common Stock pursuant to the Units described herein has not and will not be registered in Bahrain and hence, the shares of Common Stock described herein may not be admitted or used for offering, placement or public circulation in Bahrain. Accordingly, you understand that you may not make any public advertising or announcements regarding the Units or shares of Common Stock in Bahrain, promote these shares of Common Stock to legal entities or individuals in Bahrain, or sell shares of Common Stock directly to other legal entities or individuals in Bahrain. You acknowledge and agree that shares of Common Stock may only be sold outside of Bahrain and on a stock exchange on which the Company is traded.
BELGIUM
NOTIFICATIONS
Foreign Asset / Account Reporting Information. Belgian residents are required to report any securities (e.g., shares of Common Stock) or bank accounts (including brokerage accounts) opened or maintained outside of Belgium on their annual tax return. In a separate report, residents will be required to provide the Central Contact Point of the National Bank of Belgium with certain details regarding such foreign accounts (including the account number, bank name and country in which any such account was opened). The forms to complete this report are available on the website of the National Bank of Belgium. Belgian residents should consult with their personal tax advisor to determine their personal reporting obligations.
Stock Exchange Tax. A stock exchange tax applies to transactions executed through a non-Belgian financial intermediary, such as a U.S. broker. The stock exchange tax will likely apply when shares of Common Stock are sold. You should consult your personal tax advisor to determine your obligations with respect to the stock exchange tax.
Annual Securities Accounts Tax Information. If the total value of securities held in a Belgian or foreign securities account exceeds EUR 1 million on average on four reference dates within the relevant reporting period (i.e. December 31, March 31, June 30 and September 30), an “annual securities accounts tax” applies. You should consult with a professional tax or financial advisor for more information regarding your annual securities accounts tax payment obligations.
BRAZIL
TERMS AND CONDITIONS
Compliance with Law. By accepting the Units, you agree to comply with applicable Brazilian laws and to report and pay applicable Tax-Related Items associated with the vesting of the Units or the subsequent sale of the shares of Common Stock acquired upon such vesting.
Labor Law Acknowledgment. By accepting the Units, you agree that you are (i) making an investment decision, (ii) the shares of Common Stock will be issued to you only if the vesting conditions are met, and (iii) the value of the underlying shares of Common Stock is not fixed and may increase or decrease in value over the vesting period without compensation to you.
Further, you acknowledge and agree that, for all legal purposes, (i) any benefits provided to you under the Plan are unrelated to your employment; (ii) the Plan is not part of the terms and conditions of your employment; and (iii) the income from your participation in the Plan, if any, is not part of your remuneration from employment.
NOTIFICATIONS

Foreign Asset / Account Reporting Information. If you are resident or domiciled in Brazil, you will be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than US$1,000,000. If the aggregate value exceeds US$100,000,000 as of the end of each quarter, a declaration must be submitted quarterly. Assets and rights that must be reported include shares of Common Stock acquired under the Plan. Brazilian residents should consult with their personal tax advisor to determine their personal reporting obligations.
Tax on Financial Transaction (IOF). Payments to foreign countries and repatriation of funds (e.g., proceeds from the sales of shares of Common Stock) into Brazil and the conversion between USD into BRL associated with such fund transfers may be subject to the Tax on Financial Transactions. It is your responsibility to comply with any applicable Tax on Financial Transactions arising from your participation in the Plan. You should consult with your personal tax advisor for additional details.
CANADA
TERMS AND CONDITIONS
Form of Payment. Notwithstanding any discretion contained in the Plan, vested Units shall be paid in whole shares of Common Stock only.
The following provisions apply for residents of Quebec:
English Language Provision. A French translation of the Plan and the Agreement are available. You understand that, from time to time, additional information related to the offering of the Plan might be provided in English and such information may not be immediately available in French. However, upon request, the Company will translate into French documents related to the offering of the Plan as soon as reasonably practicable.
Consentement en Anglais. Une traduction française du Plan et de l'Accord est disponible. Tu comprends ça, de temps à autre, des informations supplémentaires liées à l'offre du Plan peuvent être fournies en anglais et que ces informations peuvent ne pas être immédiatement disponibles en français. Cependant, sur demande, la Compagnie traduira en français les documents relatifs à l'offre du Plan dès que raisonnablement possible.
Data Privacy Notice and Consent. This provision supplements Section 15 of the Award Agreement (Consent to Transfer Personal Data):
You hereby authorize the Company and its representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. You further authorize the Employer, the Company, any Subsidiary and the Designated Broker to disclose and discuss the Plan with their advisors. You further authorize the Employer, the Company and any Subsidiary to record such information and to keep such information in your employee file. You acknowledge and agree that your personal information, including any sensitive personal information, may be transferred or disclosed outside the province of Quebec, including to the U.S. If applicable, you also acknowledge and authorize the Company, the Employer, the Designated Broker and any other Subsidiary involved in the administration of the Plan to use technology for profiling purposes and to make automated decisions that may have an impact on you or the administration of the Plan.
NOTIFICATIONS
Securities Law Information. Canadian residents may not be permitted to sell or otherwise dispose of any shares of Common Stock acquired upon vesting of the Units within Canada. Canadian residents may only be permitted to sell or dispose of any such shares if such sale or disposal takes place outside of Canada on the facilities on which the Common Stock is traded (i.e., on the New York Stock Exchange).
Foreign Asset and Account Reporting. Foreign specified property, including shares of Common Stock, stock options, and other rights to receive shares of Common Stock (e.g., Units) of a non-Canadian company held by a Canadian resident employee must generally be reported annually on a Form T1135 (Foreign Income Verification Statement) if the total cost of the employee’s foreign specified property exceeds C$100,000 at any time during the year. Thus, such Units must be reported – generally at a nil cost - if the C$100,000 cost threshold is exceeded because other foreign specified property is held by the employee. When shares of Common Stock are acquired, their cost generally is the adjusted cost base (“ACB”) of such shares. The ACB would ordinarily equal the fair market value of the shares of Common Stock at the time of acquisition, but if the employee owns other shares of Common Stock of the same company, this ACB may have to be averaged with the ACB of the other shares of Common Stock. Canadian residents should consult with their personal tax advisor to ensure compliance with their reporting requirements.
CHILE
NOTIFICATIONS
Securities Law Information. The grant of the Award constitutes a private offering of securities in Chile effective as of the Date of Grant. This offer of Restricted Stock Units is made subject to general ruling n° 336 of the Chilean Commission of the Financial Market (“CMF”). The offer refers to securities not registered at the securities registry or at the foreign securities registry of the CMF, and, therefore, such securities are not subject to oversight of the CMF. Given that the Restricted Stock Units are not registered in Chile, the Company is not required to provide public information about the Restricted Stock Units or the shares of Common Stock in Chile. Unless the Restricted Stock Units and/or the shares of Common Stock are registered with the CMF, a public offering of such securities cannot be made in Chile.
Esta Oferta del Otorgamiento constituye una oferta privada de valores en Chile y se inicia en la Fecha de la Oferta. Esta oferta de Unidades de Acciones Restringidas se acoge a las disposiciones de la Norma de Carácter General Nº 336 (“NCG 336”) de la Comisión para el Mercado Financiero de Chile (“CMF”). Esta oferta versa sobre valores no inscritos en el Registro de Valores o en el Registro de Valores Extranjeros que lleva la CMF, por lo que tales valores no están sujetos a la fiscalización de ésta. Por tratarse de valores no inscritos en Chile no existe la obligación por parte de la Compañía de entregar en Chile información pública respecto de los mismos. Estos valores no podrán ser objeto de oferta pública en Chile mientras no sean inscritos en el Registro de Valores correspondiente.
Exchange Control Information. Chilean residents are not required to repatriate funds obtained from the sale of shares of Common Stock or the receipt of any dividends. However, if Chilean residents decide to repatriate such funds, they must do so through the Formal Exchange Market if the amount of the funds exceeds US$10,000. In such case, Chilean residents must report the payment to a commercial bank or registered foreign exchange office receiving the funds.
Foreign Asset / Account Reporting Information. The Chilean Internal Revenue Service (the “CIRS”) requires all taxpayers to provide information annually regarding (i) the results of investments held abroad and (ii) any taxes paid abroad which the taxpayers will use as a credit against Chilean income tax. The Form 1929 disclosing this information (or Formularios) must be submitted electronically through the CIRS website in accordance with applicable deadlines: www.sii.cl. In addition, shares of Common Stock acquired upon settlement of the Units must be registered with the CIRS’s Foreign Investment Registry. Chilean taxpayers who fail to meet these requirements may be ineligible to receive certain foreign tax credits.
CHINA
TERMS AND CONDITIONS
The following terms apply only to nationals of the People’s Republic of China (the “PRC”) residing in the PRC, unless otherwise determined by the Company:
Immediate Sale Restriction. Due to exchange control laws in the PRC, you understand and agree that the Company may require that any shares of Common Stock acquired upon the vesting of the Units be immediately sold. If the Company, in its discretion, does not exercise its right to require the automatic sale of shares of Common Stock issuable upon vesting of the Units, as described in the preceding sentence, you understand and agree that any such shares acquired by you under the Plan must be sold no later than ninety (90) days after your termination of employment, or within any other such time frame as the Company determines to be necessary or advisable for legal or administrative reasons or is required by the PRC State Administration of Foreign Exchange (“SAFE”). You understand that any shares of Common Stock acquired by you under the Plan that have not been sold within ninety (90) days of your termination of employment will be automatically sold by the Designated Broker at the Company’s direction, pursuant to this authorization by you. You also acknowledge and understand that you must maintain shares of Common Stock acquired under the Plan in an account maintained by the Designated Broker or such other stock plan provider as may be selected by the Company.
You agree that the Company is authorized to instruct the Designated Broker to assist with the mandatory sale of such shares (on your behalf pursuant to this authorization), and you expressly authorize the Designated Broker to complete the sale of such shares. You also agree to sign any agreements, forms and/or consents that may be reasonably requested by the Company (or the Designated Broker) to effectuate the sale of the shares of Common Stock (including, without limitation, as to the transfers of the proceeds and other exchange control matters noted below) and shall otherwise cooperate with the Company with respect to such matters, provided that you shall not be permitted to exercise any influence over how, when or whether the sales occur. You acknowledge that the Designated Broker is under no obligation to arrange for the sale of the shares of Common Stock at any particular price. Due to fluctuations in the price of the Common Stock and/or applicable exchange rates between the RSU Vesting Date and (if later) the date on which the shares of Common Stock are sold, the amount of proceeds ultimately distributed to you may be more or less than the market value of the shares of Common Stock on the RSU Vesting Date (which is the amount relevant to determining your Tax-Related Items liability). You understand and agree that the Company is not responsible for the amount of any loss you may incur and that the Company assumes no liability for any fluctuations in the price of the Common Stock and/or any applicable exchange rate. You acknowledge that you are not aware of any material nonpublic information with respect to the Company or any securities of the Company as of the date of the Agreement.
Upon the sale of the shares of Common Stock, the Company agrees to pay the cash proceeds from the sale (less any applicable Tax-Related Items, brokerage fees or commissions) to you in accordance with applicable exchange control laws and regulations including, but not limited to, the restrictions set forth in this Appendix for China below under “Exchange Control Restrictions.”
You understand that your Employer and/or any Subsidiary to which you provide service must be registered with the SAFE prior to vesting of the Units. If the Company is unable to obtain registration approval for your Employer and/or any Subsidiary to which you provide service prior to the vesting of such Units, the vesting of the Units may be delayed.
Exchange Control Restrictions. By accepting the Award, you understand and agree that, due to PRC exchange control restrictions, you are not permitted to transfer any shares of Common Stock acquired under the Plan out of your account established with the Designated Broker and that you will be required to repatriate all proceeds due to you under the Plan to the PRC, including any proceeds from the sale of shares of Common Stock acquired under the Plan or dividends.
Further, you understand that such repatriation will need to be effected through a special exchange control account established by the Company or Subsidiary in the PRC, and you hereby consent and agree that the proceeds may be transferred to such special account prior to being delivered to you. The proceeds may be paid to you in U.S. dollars or in local currency, at the Company’s discretion. If the proceeds are paid in U.S. dollars, you understand that you will be required to set up a U.S. dollar bank account in the PRC so that the proceeds may be deposited into this account. You understand that if you fail to set up such account or fail to provide the requested details to the Company, you might not be able to receive sale proceeds or delivery of proceeds may be delayed. Further, you understand that if you do not otherwise claim the proceeds within 2 years of the exercise date, the proceeds may be surrendered to the Company. If the proceeds are paid in local currency, you acknowledge that neither the Company nor any Subsidiary is under an obligation to secure any particular currency conversion rate and that the Company (or a Subsidiary) may face delays in converting the proceeds to local currency due to exchange control requirements in the PRC. You agree to bear any currency fluctuation risk between the time the shares of Common Stock are sold and the time the proceeds are converted into local currency and distributed to you. You further agree to comply with any other requirements that may be imposed by the Company in the future to facilitate compliance with PRC exchange control requirements.
COLOMBIA
TERMS AND CONDITIONS
Labor Law Acknowledgement. This provision supplements the acknowledgement contained in Section 10 of the Award Agreement (Nature of Grant):
You acknowledge that, pursuant to Article 128 of the Colombian Labor Code, the Plan and related benefits are granted by the Company entirely on a discretionary basis, do not exclusively depend upon your performance with the Employer, and do not constitute a component of your “salary” for any legal purpose. Therefore, the Award and related benefits will not be included and/or considered for purposes of calculating any and all labor benefits, such as legal/fringe benefits, vacations, indemnities, payroll taxes, social insurance contributions and/or any other labor-related amount which may be payable, subject to any limitations as may be imposed under local law.
NOTIFICATIONS
Securities Law Information. The shares of Common Stock are not and will not be registered with the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores). Therefore, the shares of Common Stock may not be offered to the public in Colombia. Nothing in the Agreement should be construed as making a public offer of securities in Colombia. An offer of shares of Common Stock to employees will not be considered a public offer provided that it meets the conditions set forth in Article 6.1.1.1.1 in Decree 2555, 2010.

Exchange Control Information. You must register your investments with the Central Bank of Colombia (Banco de la República). The registration method will vary depending on whether cash is remitted from Colombia (either by you or the Employer), or no cash consideration is paid at all. Upon liquidation of assets held abroad, you must (i) cancel the registration with the Central Bank and (ii) repatriate the proceeds from the sale or liquidation to Colombia and file the appropriate Central Bank form (usually through your local bank). You personally are responsible for complying with applicable exchange control requirements in Colombia.

Foreign Asset / Account Reporting Information. You must file an annual informative return with the Colombian Tax Office detailing any assets held abroad. If the individual value of any of these assets exceeds a certain threshold, you must describe each asset and indicate the jurisdiction in which it is located, its nature and its value.

CZECH REPUBLIC
NOTIFICATIONS
Exchange Control Information. The Czech National Bank may require residents of the Czech Republic to fulfill certain notification duties in relation to the opening and maintenance of a foreign account. In addition, you may need to report certain events even in the absence of a request from the Czech National Bank. Because exchange control regulations change frequently and without notice, residents of the Czech Republic should consult with their legal advisor prior to the sale of shares of Common Stock to ensure compliance with current regulations. It is the Czech resident’s responsibility to comply with Czech exchange control laws, and neither the Company nor the Employer will be liable for any resulting fines or penalties.
DENMARK
TERMS AND CONDITIONS

Danish Stock Option Act. You acknowledge that you have received the Employer Statement in Danish, attached as Exhibit A, which sets forth additional terms of the Units to the extent that the Danish Stock Option Act applies.
NOTIFICATIONS

Foreign Asset / Account Reporting Information. Danish residents who establish an account holding shares of Common Stock or cash outside of Denmark must report the account to the Danish Tax Administration. The form which should be used in this respect can be obtained from a local bank.

ECUADOR
NOTIFICATIONS
Foreign Asset/Account Reporting Information. You are responsible for including any shares of Common Stock acquired pursuant to the Units during the previous fiscal year in your annual Net Worth Declaration if your net worth exceeds the thresholds set forth in the law. The Net Worth Declaration must be filed in May of the following year using the electronic form on the tax authorities’ website (www.sri.gob.ec). Penalties will apply to a late filing and it is not possible to seek an extension. You should consult with your personal advisor(s) regarding any personal foreign asset/foreign account tax obligations you may have in connection with your participation in the Plan.
EGYPT
NOTIFICATIONS
Exchange Control Information. If you have a permanent domicile in Egypt and you transfer funds into Egypt in connection with the Units, you may be required to transfer the funds through a registered bank in Egypt.
FINLAND
There are no country-specific provisions.
FRANCE
TERMS AND CONDITIONS
Language Consent. By accepting the Award, you confirm having read and understood the Agreement (including this Appendix) and the Plan, including all terms and conditions included therein, which were provided in the English language. You accept the terms of these documents accordingly.
En acceptant les Attributions, vous confirmez avoir lu et compris ce Contrat (y incluse cette Annexe) et le Plan, incluant tous leurs termes et conditions, qui lui ont été transmis en langue anglaise. Vous acceptez les dispositions de ces documents en connaissance de cause.
Units Not French-qualified. You understand and acknowledge that the Units granted under the Agreement are not intended to qualify for specific tax and social security treatment pursuant to Sections L. 225-197-1 to L. 225-197-5 and Sections L. 22-10-59 to L. 22-10-60 of the French Commercial Code, as amended.
NOTIFICATIONS
Foreign Asset / Account Reporting Information. French residents holding cash or shares of Common Stock outside of France must declare all foreign bank and brokerage accounts (including any accounts that were opened or closed during the tax year) on an annual basis, together with their income tax return. French residents should consult with their personal tax advisor to determine their personal reporting obligations.

GERMANY
NOTIFICATIONS
Exchange Control Information. Cross-border payments in excess of €12,500 must be reported to the German Federal Bank (“Bundesbank”). If you make or receive a payment in excess of this amount (including if you acquire shares of Common Stock with a value in excess of this amount under the Plan or sell shares of Common Stock via a foreign broker, bank or service provider and receive proceeds in excess of this amount), you must report the payment to Bundesbank, either electronically using the “General Statistics Reporting Portal” (“Allgemeines Meldeportal Statistik”) available via Bundesbank’s website (www.bundesbank.de) or via such other method (e.g., by email or telephone) as is permitted or required by Bundesbank. The report must be submitted monthly or within other such timing as is permitted or required by Bundesbank.
Foreign Asset / Account Reporting Information. If the acquisition of shares of Common Stock under the Plan leads to a “qualified participation” at any point during the calendar year, you will need to report the acquisition when you file your tax return for the relevant year. A qualified participation is attained if (i) the value of the shares of Common Stock acquired exceeds a certain threshold or (ii) in the unlikely event that an individual holds shares of Common Stock exceeding a certain threshold of the total Common Stock.
GREECE
There are no country-specific provisions.
HONG KONG
TERMS AND CONDITIONS
Form of Payment. Notwithstanding any discretion contained in the Plan, vested Units shall be paid in whole shares of Common Stock only.
Share Sale Restriction. Shares of Common Stock received at vesting are accepted as a personal investment. In the event that the Units vest and shares of Common Stock are issued to you (or your heirs) within six months of the Date of Grant, you (or your heirs) agree that the shares of Common Stock will not be offered to the public or otherwise disposed of prior to the six-month anniversary of the Date of Grant.
NOTIFICATIONS
Securities Law Information. WARNING: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice. Neither the grant of the Units nor the issuance of shares of Common Stock upon vesting of the Units constitutes a public offering of securities under Hong Kong law and is available only to employees of the Company and its Subsidiaries. The Award Agreement, including this Appendix, the Plan and other incidental communication materials distributed in connection with the Award (i) have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, and (ii) are intended only for the personal use of each eligible employee of the Company or its Subsidiaries and may not be distributed to any other person.
INDIA
TERMS AND CONDITIONS
Form of Payment. Notwithstanding any discretion contained in the Plan, vested Units shall be paid in whole shares of Common Stock only.

Forced Sale Upon Termination. You understand and agree that any shares acquired by you under the Plan must be sold no later than ninety (90) days after your termination of employment, or within any other such time frame as the Company determines to be necessary or advisable for legal or administrative reasons or is required under local regulatory rules. You understand that any shares of Common Stock acquired by you under the Plan that have not been sold within ninety (90) days of your termination of employment will be automatically sold by the Designated Broker at the Company’s direction, pursuant to this authorization by you. You also acknowledge and understand that you must maintain shares of Common Stock acquired under the Plan in an account maintained by the Designated Broker.
You agree that the Company is authorized to instruct the Designated Broker to assist with the mandatory sale of such shares (on your behalf pursuant to this authorization), and you expressly authorize the Designated Broker to complete the sale of such shares. You also agree to sign any agreements, forms and/or consents that may be reasonably requested by the Company (or the Designated Broker) to effectuate the sale of the shares of Common Stock and shall otherwise cooperate with the Company with respect to such matters. You acknowledge that the Designated Broker is under no obligation to arrange for the sale of the shares of Common Stock at any particular price.
Upon the sale of the shares of Common Stock, the Company agrees to pay the cash proceeds from the sale (less any applicable Tax-Related Items, brokerage fees or commissions) to you in accordance with applicable regulatory requirements.
NOTIFICATIONS
Exchange Control Information. Due to exchange control restrictions in India, Indian residents may be required to repatriate any proceeds from the sale of shares of Common Stock acquired under the Plan to India within such period of time as required under applicable regulations and will not be able to use the proceeds for any dividend reinvestment program. Indian residents must obtain a foreign inward remittance certificate (“FIRC”) from the bank where they deposit the funds and must maintain the FIRC as evidence of the repatriation of funds in the event that the Reserve Bank of India or the Employer requests proof of repatriation.
Foreign Asset / Account Reporting Information. Indian residents are required to declare any foreign bank accounts and assets (including shares of Common Stock) on their annual tax return. Indian residents should consult with their personal tax advisor to determine their reporting requirements.
INDONESIA
TERMS AND CONDITIONS
Language Consent and Notification. A translation of the documents relating to this grant into Bahasa Indonesia can be provided to you upon request from PeopleConnect at [_____]. By accepting the Units, you (i) confirm having read and understood the documents relating to this grant (i.e., the Plan and the Agreement) which were provided in the English language, (ii) accept the terms of those documents accordingly, and (iii) agree not to challenge the validity of this document based on Law No. 24 of 2009 on National Flag, Language, Coat of Arms and National Anthem or the implementing Presidential Regulation (when issued).
Language Consent and Notification. Terjemahan dari dokumen-dokumen terkait dengan pemberian ini ke Bahasa Indonesia dapat disediakan untuk anda berdasarkan permintaan kepada PeopleConnect at [_____]. Dengan menekan tombol “Saya menerima” atau dengan menandatangani dan mengembalikan dokumen ini yang memuat syarat dan ketentuan pemberian anda, (i) anda mengkonfirmasi bahwa anda telah membaca dan mengerti isi dokumen yang terkait dengan pemberian ini yang disediakan untuk anda dalam bahasa Inggris, (ii) Anda menerima syarat dari dokumen-dokumen tersebut, dan (iii) anda setuju bahwa anda tidak akan mengajukan keberatan atas keberlakuan dokumen ini berdasarkan Undang-Undang No. 24 tahun 2009 tentang Bendera, Bahasa dan Lambang Negara serta Lagu Kebangsaan atau Peraturan Presiden pelaksana (ketika diterbitkan).

NOTIFICATIONS
Exchange Control Information. If Indonesian residents repatriate funds (e.g., proceeds from the sale of shares of Common Stock) into Indonesia, the Indonesian bank through which the transaction is made will submit a report of the transaction to the Bank of Indonesia for statistical purposes. For transactions of US$10,000 or more (or its equivalent in other currency), a more detailed description of the transaction must be included in the report and you may be required to provide information about the transaction to the bank in order to complete the transaction.
For foreign currency transactions exceeding US$25,000, the underlying document of that transaction will have to be submitted to the relevant local bank. If there is a change of position in any foreign assets held (including shares of Common Stock acquired under the Plan), this change in position (e.g., sale of such shares) must be reported to the Bank of Indonesia no later than the 15th day of the month following the change in position.
Foreign Asset / Account Reporting Information. Indonesian residents have the obligation to report their worldwide assets (including any foreign bank or brokerage accounts and shares of Common Stock acquired under the Plan) in their annual individual income tax return.
IRELAND
NOTIFICATIONS
Director Notification Obligation. Irish residents who may be a director, shadow director or secretary of an Irish subsidiary whose interest in the Company represents more than 1% of the Company’s voting share capital are required to notify such Irish Subsidiary in writing within a certain time period. This notification requirement also applies with respect to the interests of a spouse or children under the age of 18 (whose interests will be attributed to the director, shadow director or secretary).
ISRAEL

TERMS AND CONDITIONS
Nature of Award. By accepting the Award, you understand and agree that the Units are offered subject to and in accordance with the Israeli Addendum (Sub-Plan) to the Plan (the “Israeli Subplan”), are granted under the Capital Gains Tax Track Through a Trustee (as defined in the Israeli Subplan) and are intended to qualify for favorable tax treatment set forth under the “capital gains” track of Section 102 of the Israeli Income Tax Ordinance [new version] 1961 (“102 Capital Gains Treatment”). Notwithstanding the foregoing, the Company does not undertake to maintain the qualified status of the Units and you acknowledge that you will not be entitled to damages of any nature whatsoever if the Award becomes disqualified. In the event of any inconsistencies between the Israeli Subplan, the Agreement and/or the Plan, the terms of the Israeli Subplan will govern.
Further, to the extent requested by the Company or the Employer, you agree to execute any letter or other agreement that may be required in connection with the grant or tax-qualified status of the Award or any future award granted under the Israeli Subplan. If you fail to comply with such request, the Units may not qualify for 102 Capital Gains Treatment.
Trust Arrangement. You acknowledge and agree that any shares of Common Stock issued upon vesting of the Units will be deposited with the Company’s designated trustee in Israel, IBI Capital (the “Trustee”) pursuant to a supervisory trust arrangement in accordance with the terms of the trust agreement between the Company and the Trustee. You further agree that any such shares of Common Stock will be subject to the Holding Period applicable to Awards granted under the Capital Gains Track Through a Trustee, as set forth in Section 1.1(A) of the Israeli Subplan (the “Holding Period”). The Company may at its sole discretion replace the Trustee from time to time and instruct the transfer of all Awards and shares of

Common Stock held and/or administered by such Trustee at such time to its successor and the provisions of the Agreement shall apply to the new Trustee mutatis mutandis.
Restriction on Sale. You acknowledge that any shares of Common Stock issued upon vesting of the Units may not be sold prior to the expiration of the Holding Period in order to qualify for 102 Capital Gains Tax Treatment. Accordingly, you agree not to dispose of (or request the Trustee to dispose of) any such shares prior to the expiration of the Holding Period. For purposes of this Appendix for Israel, “dispose” shall mean any sale, transfer or other disposal of the shares of Common Stock by you or the Trustee, including a release of such shares from the Trustee to you.
Tax-Related Items. The following provision supplements Section 9 of the Award Agreement (Tax-Related Items):
In the event that you dispose of any shares of Common Stock issued upon vesting of the Units prior to the expiration of the Holding Period, you acknowledge and agree that such shares will not qualify for 102 Capital Gains Tax Treatment and will be subject to taxation in Israel in accordance with ordinary income tax principles. Further, you acknowledge and agree that you will be liable for the Employer’s component of payments to the National Insurance Institute (to the extent such payments by the Employer are required).
You further agree that the Trustee may act on behalf of the Company or the Employer, as applicable, to satisfy any obligation to withhold Tax-Related Items applicable to you in connection with the Units granted under the Israeli Subplan.
NOTIFICATIONS

Securities Law Information. An exemption from filing a prospectus in relation to the Plan has been granted to the Company by the Israeli Securities Authority. A copy of the Plan can be accessed at [_____] and a copy of the Form S-8 registration statement for the Plan filed with the SEC can be obtained by accessing: [_____].
ITALY
TERMS AND CONDITIONS
Plan Document Acknowledgment. By accepting the Award, you acknowledge that you have received a copy of the Plan and the Award Agreement (including this Appendix), have reviewed these documents in their entirety and fully understand and accept all provisions of these documents.
Further, you acknowledge that you have read and specifically and expressly approve the following sections of the Award Agreement: Section 2 (Restrictions); Section 3 (Vesting); Section 9 (Tax-Related Items); Section 10 (Nature of Grant); Section 17 (Governing Law and Choice of Venue); Section 21 (Language) and the Data Privacy Notice for Countries Within the European Union, European Economic Area, Switzerland and the United Kingdom included in this Appendix.
NOTIFICATIONS
Foreign Asset / Account Reporting Information. An Italian resident who, during any fiscal year, holds investments or financial assets outside of Italy (e.g., cash, shares of Common Stock) which may generate income taxable in Italy, is required to report such investments or assets on his or her annual tax return for such fiscal year (on UNICO Form, RW Schedule, or on a special form if he or she is not required to file a tax return). These reporting obligations will apply to the Italian resident if he or she is the beneficial owner of foreign financial assets under Italian money laundering provisions. Italian residents should consult with their personal tax advisor to determine their personal reporting obligations.
Tax on Foreign Financial Assets. The value of financial assets held outside of Italy (including shares of Common Stock) by Italian residents is subject to a foreign asset tax. The taxable amount will be the fair market value of the financial assets (e.g., shares of Common Stock acquired under the Plan) assessed at the end of the calendar year.
JAPAN
NOTIFICATIONS
Exchange Control Information. If you acquire shares of Common Stock valued at more than ¥100,000,000 in a single transaction, you must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within 20 days after the acquisition of the shares of Common Stock. You should consult with your personal tax advisor to ensure you are complying with the applicable reporting requirements.
Foreign Asset / Account Reporting Information. Japanese residents who hold assets outside of Japan with a value exceeding ¥50,000,000 (as of December 31 each year) are required to comply with annual tax reporting obligations with respect to such assets. Such report is due by March 15 every year. Japanese residents are advised to consult with their personal tax advisor to ensure that they are properly complying with applicable reporting requirements.
KAZAKHSTAN
NOTIFICATIONS

Securities Law Notification. This offer is addressed only to certain eligible employees in the form of the shares of Common Stock to be issued by the Company. Neither the Plan nor the Agreement has been approved, nor do they need to be approved, by the National Bank of Kazakhstan. This offer is intended only for the original recipient and is not for general circulation in the Republic of Kazakhstan.

Exchange Control Information. Residents of Kazakhstan may be required to notify the National Bank of Kazakhstan when they acquire shares of Common Stock under the Plan if the value of such shares of Common Stock exceeds US$100,000. Please note that the exchange control regulations in Kazakhstan are subject to change. You should consult with your personal legal advisor regarding any exchange control obligations that you may have prior to vesting or receiving proceeds from the sale of shares of Common Stock acquired under the Plan. You are responsible for ensuring compliance with all exchange control laws in Kazakhstan.
LITHUANIA
There are no country-specific provisions.
MALAYSIA
TERMS AND CONDITIONS
Data Privacy Notice. This provision replaces Section 15 of the Award Agreement (Consent to Transfer Personal Data) in its entirety:
You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data, as described in the Award Agreement and any other grant materials by and among, as applicable, your Employer, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing your participation in the Plan.

You understand that your Employer, the Company and its Subsidiaries may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, email address, date of birth, social insurance, passport or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all Units or any other entitlement to shares of Common Stock awarded, canceled, exercised, vested, unvested or outstanding in your favor

(“Data”), for the exclusive purpose of implementing, administering and managing the Plan. The Data is supplied by your Employer and also by you through information collected in connection with the Plan and the Award Agreement, including this Appendix.

You understand that Data will be transferred to the Designated Broker or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. You understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than your country. You understand that if you reside outside the United States, you may request a list with the names and addresses of any potential recipients of the Data by contacting PeopleConnect at [_____] or by making such request via email at [_____]. You authorize the Company, the Designated Broker and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any transfer of such Data as may be required to a broker, escrow agent or other third party with whom the shares of Common Stock received upon vesting of your Units may be deposited. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that if you reside outside the United States, you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative at Motorola Solutions Malaysia Sdn Bhd, PLOT 2, Bayan Lepas, Technoplex Industrial Park, MK 12 SWD, 11900, Pulau Pinang, Malaysia or by making such request via email at [_____]. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your employment status or service with the Employer will not be affected; the only consequence of refusing or withdrawing consent is that the Company may not be able to grant you Units or other awards or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent may affect your eligibility to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative or PeopleConnect at [_____] or request such information via email at [_____].

Notifikasi Privasi Data. Peruntukan ini menggantikan Seksyen 15 dalam Perjanjian Anugerah
(Keizinan untuk Memindahkan Data Peribadi) secara keseluruhan:

Anda dengan ini secara eksplisit dan tanpa sebarang keraguan mengizinkan pengumpulan, penggunaan dan pemindahan, dalam bentuk elektronik atau lain-lain, data peribadi anda seperti yang dinyatakan dalam Perjanjian Anugerah dan apa-apa bahan geran yang lain, oleh dan di antara, sebagaimana yang berkenaan, Majikan anda, Syarikatdan Anak-, anak Syarikatnya untuk tujuan ekslusif bagi pelaksanaan, pentadbiran dan pengurusan penyertaan anda dalam Pelan.

Anda memahami bahawa Majikan anda, Syarikat dan Anak-anak Syarikatnya mungkin memegang maklumat peribadi tertentu tentang anda, termasuk, tetapi tidak terhad kepada, nama anda, alamat rumah dan nombor telefon, alamat emel, tarikh lahir, insurans social, passport atau nombor pengenalan lain, gaji, kewarganegaraan, jawatan, apa-apa saham atau jawatan pengarah yang dipegang di Syarikat, butir-butir semua Unit-Unit atau apa-apa hak lain untuk syer dalam Ssaham Biasa yang dianugerahkan, dibatalkan, dilaksanakan, terletak hak, tidak diletak hak ataupun yang belum dijelaskan bagi faedah anda ("Data"), untuk tujuan yang eksklusif bagi melaksanakan, mentadbir dan menguruskan Pelan. Data dibekalkan oleh Majikan anda dan juga oleh anda melalui maklumat yang dikumpul berkenaan dengan Pelan dan Perjanjian Anugerah, termasuk Lampiran ini.

Anda memahami bahawa Data akan dipindah kepada Broker yang Ditetapkan atau pembekal perkhidmatan pelan saham yang mungkin dipilih oleh Syarikat pada masa depan, yang membantu Syarikat dengan melaksanakan, mentadbir dan menguruskan Pelan. Anda memahami bahawa penerima-penerima Data mungkin berada di Amerika Syarikat atau di tempat lain, dan bahawa negara penerima (e.g. Amerika Syarikat) mungkin mempunyai undang-undang privasi data dan perlindungan yang berbeza daripada negara anda. Anda fahami bahawa jika anda berada di luar Amerika Syarikat atau di tempat lain, anda boleh meminta senarai nama dan alamat mana-mana penerima-penerima Data dengan menghubungi Pusat Perkhidmatan Pekerja tol percuma di 1-800-88-6567, atau sebagai alternative di 001-646-254-3480 atau dengan membuat apa-apa permintaan melalui e-mel kepada [_____]. Anda memberi kuasa kepada Syarikat, Broker Yang Ditetapkan dan mana-mana penerima lain yang mungkin membantu Syarikat (pada masa kini atau masa depan) untuk melaksanakan, mentadbir dan menguruskan Pelan untuk menerima, memiliki, menggunakan, mengekalkan dan memindahkan Data, dalam bentuk elektronik atau lain-lain, dengan tujuan untuk melaksanakan, mentadbir dan menguruskan penyertaan anda dalam Pelan, termasuklah mana-mana pemindahan Data yang diperlukan kepada broker, ejen eskrow atau pihak ketiga lain dengan siapa apa-apa syer dalam Saham Biasa yang diterima atas pemberian hak Unit-Unit anda mungkin didepositkan. Anda fahami bahawa Data akan dipegang hanya untuk tempoh yang diperlukan untuk melaksanakan, mentadbir dan menguruskan penyertaan anda dalam Pelan. Anda fahami jika anda berada di luar Amerika Syarikat, anda boleh, pada bila-bila masa, melihat Data, meminta informasi tambahan mengenai penyimpanan dan pemprosesan Data, meminta bahawa pindaan-pindaan yang diperlukan dilaksanakan ke atas Data atau menolak atau menarik balik persetujuan dalam ini, dalam mana-mana kes, tanpa kos, dengan menghubungi secara bertulis wakil sumber manusia tempatan anda di Motorola Solutions Malaysia Sdn Bhd, PLOT 2, Bayan Lepas, Technoplex Industrial Park, MK 12 SWD, 11900, Pulau Pinang, Malaysia atau dengan membuat apa-apa permintaan melalui e-mel kepada [_____]. Selanjutnya, anda memahami bahawa anda memberikan persetujuan di sini secara sukarela. Jika anda tidak bersetuju, atau jika anda kemudian membatalkan persetujuan anda, status pekerjaan atau perkidmatan dan kerjaya andanya dengan Majikan tidak akan terjejas; satunya akibat jika anda tidak bersetuju atau menarik balik persetujuannya adalah bahawa Syarikat tidak akan dapat menganugerahkan Anugerah Unit-unit atau anugerah ekuiti lain kepada anda atau mentadbir atau mengekalkan anugerah tersebut. Oleh itu, anda fahami bahawa keengganan atau penarikan balik persetujuan anda boleh menjejaskan kelayakan anda untuk mengambil bahagian dalam Pelan. Untuk maklumat lanjut mengenai akibat keengganan anda untuk memberikan keizinan atau penarikan balik keizinan, anda fahami bahawa anda boleh menghubungi wakil sumber manusia tempatan anda atau Pusat Perkhidmatan Pekerja atau meminta informasi tersebut secara e-mel di [_____].

NOTIFICATIONS
Director Notification Obligation. If you are a director of a Subsidiary in Malaysia, you are subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify such Malaysian Subsidiary in writing when you receive or dispose of an interest (e.g., Units or shares of Common Stock) in the Company or any related company. Such notifications must be made within 14 days of receiving or disposing of any interest in the Company or any related company.
MEXICO
TERMS AND CONDITIONS
Plan Document Acknowledgement. By accepting the Award, you acknowledge that you have received a copy of the Plan and the Award Agreement, including this Appendix, which you have reviewed. You acknowledge further that you accept all the provisions of the Plan and the Award Agreement, including this Appendix. You also acknowledge that you have read and specifically and expressly approve the terms and conditions set forth in Section 10 of the Award Agreement (Nature of Grant), which clearly provides as follows:
(1)    Your participation in the Plan does not constitute an acquired right;
(2)    The Plan and your participation in it are offered by the Company on a wholly discretionary basis;
(3)    Your participation in the Plan is voluntary; and
(4)    None of the Company, the Employer or any Subsidiary is responsible for any decrease in the value of any shares of Common Stock acquired at vesting of the Units.
Labor Law Policy and Acknowledgment. This provision supplements Section 10 of the Award Agreement (Nature of Grant):

By accepting the Award, you expressly recognize that the Company, with its principal operating offices at 500 W. Monroe Street, Chicago, Illinois 60661 U.S.A., is solely responsible for the administration of the Plan and that your participation in the Plan and acquisition of shares of Common Stock under the Plan do not constitute an employment relationship between you and the Company since you are participating in the Plan on a wholly commercial basis and your sole employer is a Mexican legal entity that employs you and to which you are subordinated (i.e., the Employer). Based on the foregoing, you expressly recognize that the Plan and the benefits that you may derive from participating in the Plan do not establish any rights between you and the Employer and do not form part of the employment conditions and/or benefits provided by the Employer and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of your employment.
You further understand that your participation in the Plan is as a result of a unilateral and discretionary decision of the Company; therefore, the Company reserves the absolute right to amend and/or discontinue your participation in the Plan at any time without any liability to you.
Finally, you hereby declare that you do not reserve any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and you therefore grant a full and broad release to the Company, and its Subsidiaries, affiliates, branches, representation offices, shareholders, trustees, directors, officers, employees, agents, or legal representatives with respect to any such claim that may arise.
Reconocimiento de Documento. Al aceptar el Premio, Usted reconoce que ha recibido una copia del Plan, incluyendo este Apéndice por país, mismos que ha revisado. Usted reconoce, además, que acepta todas las disposiciones del Plan, el Convenio, incluyendo este Apéndice. Usted también reconoce que ha leído y que específicamente aprueba de forma expresa los términos y condiciones establecidos en la Sección 10 del Convenio: “Naturaleza del Otorgamiento”, que claramente dispone lo siguiente:
(1)    Su participación en el Plan no constituye un derecho adquirido;
(2)    El Plan y su participación en el Plan se ofrecen por la Compañía de manera totalmente discrecional;
(3)    Su participación en el Plan es voluntaria; y
(4)    Ninguna de las empresas subsidiarias de la Compañía ni su Patrón son responsables de ninguna disminución en el valor de las Acciones adquiridas al momento de tener el derecho respecto a las Unidades de Acciones Restringidas.
Política Laboral y Reconocimiento. Esta disposición suplementa la Sección 10 del Convenio (naturaleza del Otorgamiento):
Al aceptar el Premio, Usted expresamente reconoce que la Compañía, con domicilio de operaciones ubicado en 500 W. Monroe Street, Chicago, Illinois 60661 U.S.A., es el único responsable de la administración del Plan y que su participación en el Plan y la adquisición de Acciones no constituyen una relación de trabajo entre Usted y la Compañía, ya que Usted participa en el Plan de una manera totalmente comercial y su único Patrón es una empresa Mexicana a quien se encuentra subordinado. Derivado de lo anterior, Usted expresamente reconoce que el Plan y los beneficios que le pudieran derivar de la participación en el Plan no establecen derecho alguno entre Usted y su Patrón y no forman parte de las condiciones de trabajo y/o las prestaciones otorgadas por el Patrón y que cualquier modificación al Plan o su terminación no constituye un cambio o menoscabo de los términos y condiciones de su relación de trabajo.
Asimismo, Usted reconoce que su participación en el Plan es resultado de una decisión unilateral y discrecional de la Compañía; por lo tanto, la Compañía se reserva el derecho absoluto de modificar y/o discontinuar su participación en cualquier momento y sin responsabilidad alguna frente Usted.

Finalmente, Usted por este medio declara que no se reserva derecho o acción alguna en contra de la Compañía por cualquier compensación o daños y perjuicios en relación con cualquier disposición del Plan o de los beneficios derivados del Plan y, por lo tanto, otorga el más amplio finiquito que en derecho proceda a favor de la Compañía, y sus afiliadas, sucursales, oficinas de representación, accionistas, fiduciarios, directores, funcionarios, empleados, agentes o representantes legales en relación con cualquier demanda o reclamación que pudiera surgir.
NOTIFICATIONS
Securities Law Information. The Units and any shares of Common Stock acquired under the Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Plan, the Agreement and any other document relating to the Units may not be publicly distributed in Mexico. These materials are addressed to you because of your existing relationship with the Company and its Subsidiaries, and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities, but rather constitutes a private placement of securities addressed specifically to individuals who are present employees of the Company or its Subsidiaries made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.

NETHERLANDS
There are no country-specific provisions.
NEW ZEALAND
NOTIFICATIONS
Securities Law Information. Warning: This is an offer of rights to receive shares of Common Stock upon vesting of the Units subject to the terms of the Plan and this Agreement. Units give you a stake in the ownership of the Company. You may receive a return if dividends are paid on the shares of Common Stock. If the Company runs into financial difficulties and is wound up, you will be paid only after all creditors and holders of preferred shares have been paid. You may lose some or all of your investment.
New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision. The usual rules do not apply to this offer because it is made under an employee share purchase scheme. As a result, you may not be given all the information usually required. You will also have fewer other legal protections for this investment. You should ask questions, read all documents carefully, and seek independent financial advice before committing to participate in the Plan.
In addition, you are hereby notified that the documents listed below are available for review on the Motorola intranet site at the web addresses listed below:
1.The Company's most recent Annual Report (Form 10-K) - [_____]

2.the Company's most recent published financial statements - [_____]

3.The Plan and the Agreement - [_____]. You acknowledge that you may have a copy of the above documents sent to you, without fee, on written request being mailed to Global Rewards Equity Administration, Motorola Solutions, Inc., 500 W. Monroe Street, Chicago, Illinois 60661 U.S.A. The telephone number at the executive offices is +1 847 576 5000.
As noted above, you are advised to carefully read the materials provided before making a decision whether to participate in the Plan. You are also encouraged to contact your tax advisor for specific information concerning your personal tax situation with regard to Plan participation.

NORWAY
NOTIFICATIONS
Foreign Asset/Account Reporting Information. Norwegian residents may be subject to foreign asset reporting as part of their ordinary tax return. Norwegian banks, financial institutions, limited companies etc. must report certain information to the Tax Administration. Such information may then be pre-completed in a Norwegian resident’s tax return. However, if the resident has traded, or is the owner of, financial instruments (e.g., shares of Common Stock) not pre-completed in the tax return, the Norwegian resident must enter this information in Form RF-1159, which is an appendix to the tax return. You should consult with your personal advisor(s) regarding any personal foreign asset/foreign account tax obligations you may have in connection with your participation in the Plan.
OMAN
NOTIFICATIONS
Securities Law Information. The offer is addressed only to eligible employees. The Plan, Agreement and any related documents do not constitute the marketing or offering of securities in Oman and consequently have not been registered or approved by the Central Bank of Oman, the Omani Ministry of Commerce and Industry, the Omani Capital Market Authority or any other authority in the Sultanate of Oman.
PAKISTAN
TERMS AND CONDITIONS
Immediate Sale Restriction. Due to local regulatory requirements, you understand and agree that any shares of Common Stock issuable upon vesting of the Units will be immediately sold by the Designated Broker. You agree that the Company is authorized to instruct the Designated Broker to assist with the mandatory sale of such shares (on your behalf pursuant to this authorization), and you expressly authorize the Designated Broker to complete the sale of such shares. You also agree to sign any agreements, forms and/or consents that may be reasonably requested by the Company (or the Designated Broker) to effectuate the sale of the shares of Common Stock and shall otherwise cooperate with the Company with respect to such matters, provided that you shall not be permitted to exercise any influence over how, when or whether the sale occurs. You acknowledge that the Designated Broker is under no obligation to arrange for the sale of the shares of Common Stock at any particular price. Due to fluctuations in the price of the Common Stock and/or applicable exchange rates between the RSU Vesting Date and (if later) the date on which the shares of Common Stock are sold, the amount of proceeds ultimately distributed to you may be more or less than the market value of the shares of Common Stock on the RSU Vesting Date. You understand and agree that the Company is not responsible for the amount of any loss you may incur and that the Company assumes no liability for any fluctuations in the price of the Common Stock and/or any applicable exchange rate. You acknowledge that you are not aware of any material nonpublic information with respect to the Company or any securities of the Company as of the date of the Agreement.
NOTIFICATIONS
Exchange Control Information. Pakistani residents are required to immediately repatriate to Pakistan the proceeds from the sale of shares of Common Stock as described above. The proceeds must be converted into local currency and the receipt of proceeds must be reported to the State Bank of Pakistan (the “SBP”) by filing a “Proceeds Realization Certificate” issued by the bank converting the proceeds with the SBP. The repatriated amounts cannot be credited to a foreign currency account. Pakistani residents are advised to consult with their personal advisor prior to vesting and settlement of the Units to ensure compliance with the applicable exchange control regulations in Pakistan, as such regulations are subject to frequent change. Pakistani residents are responsible for ensuring compliance with all exchange control laws in Pakistan.

PERU
TERMS AND CONDITIONS
Labor Law Acknowledgement. By accepting the offer of Units, you acknowledge that the Units are being granted ex gratia with the purpose of rewarding you.
NOTIFICATIONS
Securities Law Information. The offer of the Units is considered a private offering in Peru; therefore, it is not subject to registration. For more information concerning the offer, please refer to the Plan, the Agreement, and any other materials or documentation made available by the Company. For more information regarding the Company, please refer to the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available at www.sec.gov, as well as the Company’s “Investor Relations” website at [_____].
PHILIPPINES
TERMS AND CONDITIONS
Form of Payment. Notwithstanding Section 5 of the Award Agreement, vested Units shall be paid in the form of cash, through local payroll, for each vested Unit. The cash payment will equal the number of vested Units multiplied by the fair market value of one (1) share of Common Stock on the RSU Vesting Date less any Tax-Related Items.
POLAND
NOTIFICATIONS
Foreign Asset / Account Reporting Information. Polish residents holding foreign securities (e.g., shares of Common Stock) and/or maintaining bank or brokerage accounts abroad must report information to the National Bank of Poland on transactions and balances of the securities and cash deposited in such accounts if the value of such securities and cash (when combined with all other assets possessed abroad) exceeds certain thresholds. If required, the reports must be filed on a quarterly basis on special forms that are available on the website of the National Bank of Poland. Polish residents should consult with their personal tax advisor to determine their personal reporting obligations.
Exchange Control Information. If a Polish resident transfers funds in excess of €15,000 (or PLN 15,000 if such transfer of funds is connected with the business activity of an entrepreneur) into or out of Poland, the funds must be transferred via a Polish bank account or financial institution. Polish residents are required to retain the documents connected with a foreign exchange transaction for a period of five years, as measured from the end of the year in which such transaction occurred.
PORTUGAL
TERMS AND CONDITIONS
English Language Consent. You hereby expressly declare that you have full knowledge of the English language and have read, understood and fully accept and agree with the terms and conditions established in the Plan and the Agreement.
Consentimento de Lingua Inglesa. O beneficiário pelo presente declara expressamente que tem pleno conhecimento da língua Inglesa e que leu, compreendeu e totalmente aceitou e concordou com os termos e condições estabelecidas no Plano e no Acordo.

NOTIFICATIONS
Exchange Control Information. If you are a resident of Portugal and you acquire shares of Common Stock under the Plan, you may be required to file a report with the Portuguese Central Bank for statistical purposes (unless you arrange to have the shares of Common Stock deposited with a Portuguese financial intermediary, in which case the intermediary will file the report for you).
QATAR
There are no country-specific provisions.
REPUBLIC OF KOREA
NOTIFICATIONS
Foreign Asset / Account Reporting Information. Korean residents must declare all foreign financial accounts (e.g., non-Korean bank accounts, brokerage accounts, etc.) to the Korean tax authority, and file a report with respect to such accounts if the value of such accounts exceeds KRW 500 million (or an equivalent amount in foreign currency) on any month-end date during a calendar year. Korean residents should consult with their personal tax advisor to determine their personal reporting obligations.
ROMANIA
TERMS AND CONDITIONS
Language Consent. By accepting the Award, you acknowledge that you are proficient in reading and understanding English, and have read and acknowledge that you fully understand the terms of the documents related to the grant (i.e., the Agreement and the Plan), which were provided in the English language. You accept the terms of these documents accordingly.

Consimtamant cu privire la limba. Prin acceptarea acordarii, confirmati ca aveti un nivel adecvat de cunoastere in ce priveste cititirea si intelegerea limbii engleze, si ati citit si confirmati ca ati inteles pe deplin termenii documentelor referitoare la acordare (Acordul si Planul), care au fost furnizate in limba engleza. Acceptati termenii acestor documente in consecinta.
NOTIFICATIONS
Exchange Control Information. You are generally not required to seek authorization from the National Bank of Romania to participate in the Plan or to open and operate a foreign bank account to receive any proceeds under the Plan. However, if you acquire 10% or more of the registered capital of a non-resident company, you must file a report with the National Bank of Romania (“NBR”) within 30 days from the date such ownership is reached. This is a statutory requirement, but it does not trigger the payment of fees to NBR.
You may be required to provide the Romanian bank to which you transfer any proceeds under the Plan with appropriate documentation regarding the source of income.

RUSSIAN FEDERATION
TERMS AND CONDITIONS
U.S. Transaction and Sale Restrictions. You understand that acceptance of the Award results in a contract between you and the Company concluded in the United States and that the Agreement is governed by the laws of the State of Illinois without regard to any state’s conflicts of law principles. Upon vesting of the Units, any shares of Common Stock to be issued to you shall be delivered to your account with the Designated Broker in the United States and in no event will such shares of Common Stock be delivered to you in Russia. Finally, you acknowledge that you are not permitted to make any public advertising or announcements regarding the Units or shares of Common Stock in Russia, to promote the shares of Common Stock to other Russian legal entities or individuals, to sell or otherwise transfer shares of Common Stock directly to other individuals in Russia, or to bring any certificates representing the shares of Common Stock into Russia (if such certificates are actually issued).
Depending on the development of local regulatory requirements, the Company has the sole discretion to force the immediate sale of any shares of Common Stock to be issued upon vesting of the Units, to postpone the vesting and/or settlement of any Units, to determine whether to settle any vested Units in shares of Common Stock or in cash, or to cancel such Units for no consideration. If applicable, you agree that the Company is authorized to instruct the Designated Broker to assist with the mandatory sale of such shares of Common Stock (on your behalf pursuant to this authorization) and you expressly authorize the Designated Broker to complete the sale of such shares. You acknowledge that the Designated Broker is under no obligation to arrange for the sale of the shares of Common Stock at any particular price. Upon the sale of the shares of Common Stock, the Company agrees to pay you the cash proceeds from the sale of the shares of Common Stock, less any brokerage fees or commissions and subject to any obligation to satisfy Tax-Related Items. The cash proceeds must be remitted immediately to your bank account in Russia when the proceeds are released to you. You may subsequently remit such proceeds to a foreign bank account. You acknowledge that you are not aware of any material nonpublic information with respect to the Company or any securities of the Company as of the date of the Agreement.
Data Privacy Notice. This provision replaces Section 15 of the Award Agreement (Consent to Transfer Personal Data) in its entirety:
You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in the Award Agreement by and among, as applicable, the Employer, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing your participation in the Plan.
You understand that the Company, any Subsidiary and/or the Employer may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all Units or any other entitlement to shares of Common Stock awarded, canceled, vested, unvested or outstanding in your favor (“Data”), for the purpose of implementing, administering and managing the Plan.
You understand that Data may be transferred to the Designated Broker or such other stock plan service provider as may be selected by the Company in the future, which is assisting in the implementation, administration and management of the Plan, that the recipients of the Data may be located in your country, or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting PeopleConnect at [_____] or by making such request via email at [_____].
You authorize the Company, the Designated Broker and other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data as may be required to a broker, escrow agent or other third party with whom the shares of Common Stock received upon vesting of the Units may be deposited. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case and without cost, by making such request via email at [_____]. You understand that refusal or withdrawal of consent may affect your eligibility to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact PeopleConnect or by making such request via email at [_____].

NOTIFICATIONS
Securities Law Information. This Appendix, the Award Agreement, the Plan and all other materials that you may receive regarding participation in the Plan do not constitute advertising or an offering of securities in Russia. Absent any requirement under local law, the issuance of securities pursuant to the Plan has not and will not be registered in Russia; hence, the securities described in any Plan-related documents may not be used for offering or public circulation in Russia.
Exchange Control Information. You may be required to repatriate certain cash amounts received with respect to the Awards to Russia as soon as you intend to use those cash amounts for any purpose, including reinvestment. If the repatriation requirement applies, such funds must initially be credited to you through a foreign currency account at an authorized bank in Russia. After the funds are initially received in Russia, they may be further remitted to foreign banks in accordance with Russian exchange control laws. Under the Directive N 5371-U of the Russian Central Bank (the “CBR”), the repatriation requirement may not apply in certain cases with respect to cash amounts received in an account that is considered by the CBR to be a foreign brokerage account. Statutory exceptions to the repatriation requirement also may apply. You should contact your personal advisor to ensure compliance with the applicable exchange control requirements prior to vesting in the Awards and/or selling shares of Common Stock.
Foreign Asset / Account Reporting Information. Russian residents are required to report the opening, closing or changing of details of any foreign bank or brokerage account to the Russian tax authorities within one (1) month of opening, closing or changing the details of such account. Russian residents are also required to report, by June 1 of each year, the annual cash flow and/or financial assets (e.g., shares of Common Stock and financial instruments) held in an offshore brokerage or bank account due for the previous year. Reporting requirements were further revised to expand the reporting requirement to include financial asset (including shares of Common Stock) transactions in offshore accounts. Non-compliance with the reporting obligations could impact the vesting of the Units and your ability to receive shares of Common Stock pursuant to the Units, as well as your ability to maintain the account outside of Russia and participate in the Plan. Russian residents should consult with their personal tax advisor for additional information about these reporting obligations.
Labor Law Information. If Russian residents continue to hold shares of Common Stock acquired at the vesting of the Units after an involuntary termination of their employment, they will not be eligible to receive unemployment benefits in Russia.
Anti-Corruption Law. Certain individuals, who hold public office in Russia, as well as their spouses and dependent children, are prohibited from opening or maintaining foreign brokerage or bank accounts and holding any securities, whether acquired directly or indirectly in a foreign company (including shares of Common Stock acquired under the Plan).
SINGAPORE
TERMS AND CONDITIONS
Sale Restriction. You agree that any shares of Common Stock acquired pursuant to the Units will not be offered for sale in Singapore prior to the six-month anniversary of the grant date, unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”), or pursuant to, and in accordance with the conditions of, any other applicable provisions of the SFA.
NOTIFICATIONS
Securities Law Information. The grant of the Units is being made pursuant to the “Qualifying Person” exemption” under section 273(1)(f) of the SFA under which it is exempt from the prospectus and registration requirements and is not made with a view to the underlying shares of Common Stock being subsequently offered for sale to any other party. The Plan has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore.

Director Notification Requirement. The directors of a Singapore Subsidiary are subject to certain notification requirements under the Singapore Companies Act. The directors must notify the Singapore Subsidiary in writing of an interest (e.g., Units, shares of Common Stock, etc.) in the Company or any related company within two business days of (i) its acquisition or disposal, (ii) any change in a previously-disclosed interest (e.g., upon vesting of the Units or when shares of Common Stock acquired under the Plan are subsequently sold), or (iii) becoming a director. You understand that if you are the Chief Executive Officer (“CEO”) of a Singapore Subsidiary and the above notification requirements are determined to apply to the CEO of a Singapore Subsidiary, the above notification requirements also may apply to you.
SOUTH AFRICA
TERMS AND CONDITIONS
Tax-Related Items. The following provision supplements Section 9 of the Award Agreement (Tax-Related Items):
You may be required to immediately notify the Employer of the amount of the fair market value of any shares of Common Stock issued upon vesting of the Units. You may be liable for a fine if you fail to complete this notification. You will be solely responsible for paying any difference between the actual Tax-Related Items and the amount withheld by the Employer.
NOTIFICATIONS
Securities Law Information. In compliance with South African securities laws, the documents listed below are available on the following Company websites:
i.a copy of the Company's most recent annual report (i.e., Form 10-K) is available on the “Investor Relations” website at [_____]; and
ii.a copy of the Plan Prospectus is available on the “Stock Programs website” at [_____].
A copy of the above documents will be sent to you free of charge on written request to Global Rewards Equity Administration, Motorola Solutions, Inc., 500 W. Monroe Street, Chicago, Illinois 60661 U.S.A. In addition, you should contact your tax advisor for specific information concerning your personal tax situation with regard to Plan participation.
Exchange Control Information. The Units may be subject to exchange control regulations in South Africa. In particular, if you are a South African resident for exchange control purposes, you are required to obtain approval from the South African Reserve Bank for payments (including payment of proceeds from the sale of shares of Common Stock) that you receive into accounts based outside of South Africa (e.g., a U.S. brokerage account established with the Designated Broker). Because exchange control regulations are subject to change, South African residents should consult with their personal advisor to ensure compliance with current regulations.
SPAIN
TERMS AND CONDITIONS
Nature of Grant. The following provision supplements Section 10 of the Award Agreement (Nature of Grant):
By accepting the Award, you consent to participation in the Plan and acknowledge that you have received a copy of the Plan.
You understand that the Company has unilaterally, gratuitously and discretionally decided to grant Units under the Plan to individuals who may be employees of the Company or its Subsidiaries throughout the world. This decision is a limited decision that is entered into upon the express assumption and condition that any grant will not bind the Company or any of its Subsidiaries other than as expressly set forth in the Plan and the Agreement. Consequently, you understand that the Units are granted on the assumption and condition that the Units and any shares of Common Stock issued upon vesting of the Units are not a part of any employment contract (either with the Company or any Subsidiary) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever.
Further, you understand and agree that, unless otherwise expressly provided for by the Company or set forth in the Agreement, the Units will be cancelled without entitlement to any shares of Common Stock if your employment is terminated for any reason, including, but not limited to: resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without good cause (i.e., subject to a “despido improcedente”), material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, or under Article 10.3 of Royal Decree 1382/1985. The Company, in its sole discretion, shall determine the date when your employment has terminated for purposes of the Units.
In addition, you understand that this grant would not be made to you but for the assumptions and conditions referred to above; thus, you acknowledge and freely accept that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of, or right to, the Units shall be null and void.
NOTIFICATIONS
Securities Law Information. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the Units. The Agreement has not been, nor will it be, registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.
Foreign Asset / Account Reporting Information. To the extent that Spanish residents hold rights or assets (e.g., shares of Common Stock, cash, etc.) in a bank or brokerage account outside of Spain with a value in excess of €50,000 per type of right or asset as of December 31 each year, such residents are required to report information on such rights and assets on their tax return for such year. Shares of Common Stock constitute securities for purposes of this requirement, but unvested rights (e.g., Units) are not considered assets or rights for purposes of this requirement.
If applicable, Spanish residents must report the assets or rights on Form 720 by no later than March 31 following the end of the relevant year. After such assets or rights are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported assets or rights increases by more than €20,000. Failure to comply with this reporting requirement may result in penalties.
Spanish residents are also required to electronically declare to the Bank of Spain any securities accounts (including brokerage accounts held abroad), as well as the securities held in such accounts, if the value of the transactions for all such accounts during the prior tax year or the balances in such accounts as of December 31 of the prior tax year exceeds €1,000,000. More frequent reporting is required if such transaction value or account balance exceeds €1,000,000.
Spanish residents should consult with their personal tax and legal advisors to ensure compliance with their personal reporting obligations.

Exchange Control Information. In the event that you hold 10% or more of the share capital or voting rights of the Company or such other amount that would entitle you to join the Board of Directors of the Company, you must declare such holding to the Spanish Dirección General de Comercio Internacional e Inversiones (the “DGCI”), the Bureau for Commerce and Investments, which is a department of the Ministry of Industry, Trade and Tourism. Such declaration should be done by filing a Form D-6 each January while the shares of Common Stock are owned. In addition, the acquisition and sale when you hold 10% or more of the share capital or voting rights of the Company must also be declared on Form D-6 filed with the Spanish Registro de Inversiones within one month from the acquisition or sale.
SWEDEN
TERMS AND CONDITIONS
Tax-Related Items. This provision supplements Section 9 of the Award Agreement (Tax-Related Items):
Without limiting the Company’s and the Employer’s authority to satisfy their withholding obligations for Tax-Related Items as set forth in Section 9 of the Award Agreement, by accepting the grant of Units, you authorize the Company and/or the Employer to withhold shares of Common Stock or to sell shares of Common Stock otherwise deliverable to you upon vesting/settlement to satisfy Tax-Related Items, regardless of whether the Company and/or the Employer has an obligation to withhold such Tax-Related Items.

SWITZERLAND

NOTIFICATIONS
Securities Law Information. The Units are not intended to be publicly offered in or from Switzerland. Because the offer of Units is considered a private offering, it is not subject to registration in Switzerland. Neither this document nor any other materials relating to the Units (i) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”) (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an employee and other service provider of the Company or its Subsidiaries or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Supervisory Authority (FINMA).
TAIWAN
TERMS AND CONDITIONS

Data Privacy. The following provision supplements the Section 15 of this Agreement (Consent to Transfer Personal Data):

You acknowledge that you have read and understood the terms regarding collection, processing and transfer of Data contained in Section 15 of this Agreement and agree that by participating in the Plan you agree to such terms. In this regard, upon request of the Company or the Employer, you agree to provide any executed data privacy consent form to the Employer or the Company (or any other agreements or consents that may be required by the Employer or the Company) that the Company and/or the Employer may deem necessary to obtain under the data privacy laws in your country, either now or in the future. You understand you will not be able to participate in the Plan if you fail to execute any such consent or agreement.
NOTIFICATIONS
Securities Law Information. The offer of participation in the Plan is available only for employees of the Company and its Subsidiaries. The offer of participation in the Plan is not a public offer of securities by a Taiwanese company.

Exchange Control Information. Taiwanese residents may acquire and remit foreign currency (including proceeds from the sale of shares of Common Stock) up to US$5,000,000 per year without justification. If the transaction amount is TWD500,000 or more in a single transaction, the resident must submit a Foreign Exchange Transaction Form and provide supporting documentation to the satisfaction of the remitting bank.
If the transaction amount is US$500,000 or more, you may be required to provide additional supporting documentation to the satisfaction of the remitting bank. Please consult your personal advisor to ensure compliance with applicable exchange control laws in Taiwan.
THAILAND
NOTIFICATIONS
Exchange Control Information. Thai residents realizing US$1,000,000 or more in a single transaction from the sale of shares of Common Stock or the payment of dividends are required to repatriate the cash proceeds to Thailand immediately following the receipt of such proceeds and to then either convert such repatriated proceeds into Thai Baht or deposit the proceeds into a foreign currency account opened with any commercial bank in Thailand within 360 days of repatriation. Further, for repatriated amounts of US$1,000,000 or more, Thai residents must specifically report the inward remittance to the Bank of Thailand on a Foreign Exchange Transaction Form.
Failure to comply with the above obligations may lead to penalties being assessed by the Bank of Thailand. Because exchange control regulations change frequently and without notice, you should consult with your legal advisor before selling any shares of Common Stock (or receiving any other funds in connection with the Plan) to ensure compliance with current regulations. It is your responsibility to comply with exchange control laws in Thailand and neither the Company nor the Employer will be liable for any fines or penalties resulting from failure to comply with applicable laws.
TÜRKIYE
NOTIFICATIONS

Securities Law Information. Residents of Türkiye are not permitted to sell shares of Common Stock acquired under the Plan in Türkiye. The shares of Common Stock are currently traded on the New York Stock Exchange, which is located outside of Türkiye, under the ticker symbol “MSI” and the shares of Common Stock may be sold through this exchange.
Financial Intermediary Information. In certain circumstances, residents of Türkiye are permitted to sell shares of Common Stock traded on a non-Türkiye stock exchange only through a financial intermediary licensed in Türkiye. Therefore, residents of Türkiye may be required to appoint a Türkiye broker to assist with the sale of the shares of Common Stock acquired under the Plan. Residents of Türkiye should consult their personal legal advisor before selling any shares of Common Stock acquired under the Plan to confirm the applicability of this requirement.
UKRAINE
TERMS AND CONDITIONS
Issuance of Shares. The following provision supplements Sections 4 (Delivery of Certificates or Equivalent) and 5 (Whole Shares) of the Award Agreement:
Notwithstanding the foregoing, the Company reserves the right to (i) require that you sell all shares of Common Stock underlying the Units, either immediately upon receipt of such shares of Common Stock or upon termination of your service, or (ii) settle the Units in cash, if it determines it is necessary or advisable to do so in light of regulatory requirements in Ukraine. In the event that the Units are settled in cash, the amount of the cash payment shall be based on the fair market value of the shares of Common Stock on the date the shares of Common Stock would otherwise be issued to you.
NOTIFICATIONS
Exchange Control Information. You understand that you are responsible for complying with the applicable exchange control regulations in Ukraine. As the exchange control regulations in Ukraine may change without notice, you should consult a legal advisor prior to opening any account outside of Ukraine and in connection with the vesting of your Units and the sale of any shares of Common Stock acquired at vesting to ensure your compliance with the regulations.
UNITED ARAB EMIRATES
NOTIFICATIONS
Securities Law Information. The offer of the Units is available only for select employees of the Company and its Subsidiaries and is in the nature of providing employees incentives in the United Arab Emirates. The Plan and the Agreement are intended for distribution only to such employees and must not be delivered to, or relied on by any other person. Prospective purchasers of securities should conduct their own due diligence.
The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with this statement, including the Plan and the Agreement, or any other incidental communication materials distributed in connection with the Units. Further, neither the Ministry of Economy nor the Dubai Department of Economic Development has approved this statement nor taken steps to verify the information set out in it, and has no responsibility for it. Residents of the United Arab Emirates who have any questions regarding the contents of the Plan and the Agreement should obtain independent professional advice.
UNITED KINGDOM
TERMS AND CONDITIONS
Tax-Related Items. This provision supplements Section 9 of the Award Agreement (Tax-Related Items):
Without limitation to Section 9 of the Award Agreement, you agree that you are liable for all Tax-Related Items and hereby covenant to pay all such Tax-Related Items, as and when requested by the Company or the Employer or by HM Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). You also agree to indemnify and keep indemnified the Company and (if different) the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC on your behalf (or any other tax authority or any other relevant authority).
Notwithstanding the foregoing, if you are a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), you understand that you may not be able to indemnify the Company for the amount of any Tax-Related Items not collected from or paid by you, if the indemnification could be considered to be a loan. In this case, the Tax-Related Items not collected or paid may constitute a benefit to you on which additional income tax and National Insurance Contributions (“NICs”) may be payable. You understand that you will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company and/or the Employer (as appropriate) the amount of any NICs due on this additional benefit, which may also be recovered from you by any of the means referred to in Section 9 of the Award Agreement.

VIETNAM
TERMS AND CONDITIONS
Form of Payment. Notwithstanding Section 5 of the Award Agreement, vested Units shall be paid in the form of cash, through local payroll, for each vested Unit and no shares of Common Stock will be issued. The cash payment will equal the number of vested Units multiplied by the fair market value of one (1) share of Common Stock on the RSU Vesting Date less any Tax-Related Items.

EXHIBIT A

EMPLOYER STATEMENT

Pursuant to Section 3(1) of the Danish Act on Stock Options in employment relations as amended effective as of 1 January 2019 (the “Stock Option Act”), you are entitled to receive the following information regarding the Motorola Solutions, Inc. (the “Company”) restricted stock unit program in a separate written statement.

This statement contains only the information required to be mentioned under the Stock Option Act while the other terms and conditions of your restricted stock unit grant (“RSUs”) are described in detail in the Motorola Solutions Omnibus Incentive Plan of 2015 (the “Plan”) and the Restricted Stock Unit Award Agreement including any country-specific appendix (collectively, the “Agreement”), which have been given to you. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan or Agreement.

1.    Date of grant of unfunded right to receive shares of common stock upon satisfying certain conditions

The grant date of your RSUs is the date that the Board of Directors of the Company or a committee thereof (the “Committee”) approved a grant for you and determined it would be effective.

2.    Terms or conditions for grant of a right to future award of common stock

    The grant of RSUs will be at the sole discretion of the Board or the appropriate Committee. Employees of the Company and its subsidiaries are eligible to participate in the Plan. The Company may decide, in its sole discretion, not to make any grants of RSUs to you in the future. Under the terms of the Plan and the Agreement, you have no entitlement or claim to receive future RSUs or other equity awards.

3.    Vesting Date or Period

    Generally, your RSUs will vest over the course of a period of time, as provided in the Agreement. Your RSUs shall be converted into an equivalent number of shares of common stock of the Company upon vesting.

4.    Exercise Price

    No exercise price is payable upon the vesting of your RSUs and the issuance of the Company’s common stock to you in accordance with the vesting schedule described above.

5.    Your rights upon termination of employment

The treatment of your RSUs upon termination of your continuous service will be determined in accordance with the termination provisions in the Agreement. Unless otherwise described in this Section 5 or the Agreement, upon termination of your service, all of your unvested RSUs will be cancelled and forfeited to the Company. However, in the event your termination of employment due to death or Total and Permanent Disability, your RSUs will fully vest. Sections 3(b) and 3(e) of the Agreement discuss the treatment of the RSUs in the event of a Change in Control or termination due to Divestiture.

6.    Financial aspects of participating in the Plan

    The grant of RSUs has no immediate financial consequences for you. The value of the RSUs is not taken into account when calculating holiday allowances, pension contributions or other statutory consideration calculated on the basis of salary.

    Shares of common stock are financial instruments and investing in common stock will always have financial risk. The value of the common stock will not only be dependent on the Company’s financial development, but also on the general development of the stock market. The future value of the Company’s common stock is unknown, indeterminate and cannot be predicted with certainty.

Motorola Solutions, Inc.

ARBEJDSGIVERERKLÆRING

I henhold til § 3, stk. 1, i lov om brug af køberet eller tegningsret mv. i ansættelsesforhold som ændret med virkning fra 1. januar 2019 ("Aktieoptionsloven") er du berettiget til i en særskilt skriftlig erklæring at modtage følgende oplysninger om den for Motorola Solutions Inc. ("Selskabet") gældende RSU-ordning.

Denne erklæring indeholder kun de oplysninger, der kræves i henhold til Aktieoptionsloven, hvorimod de øvrige vilkår og betingelser for din tildeling af Restricted Stock Units ("RSU'er") er nærmere beskrevet i Motorola Solutions Omnibus Incentive Plan of 2015 ("Ordningen") og i Restricted Stock Unit Award Agreement, inklusive eventuelle landetillæg (samlet "Aftalen"), som du har fået udleveret. Begreber, der står med stort begyndelsesbogstav i denne arbejdsgivererklæring, men som ikke er defineret heri, har den betydning, der er defineret i Ordningen eller Aftalen.

1.    Tidspunkt for tildeling af den vederlagsfri ret til at modtage ordinære aktier mod opfyldelse af visse betingelser

Tidspunktet for tildelingen af dine RSU'er er den dato, hvor Selskabets Bestyrelse eller et bestyrelsesudvalg ("Udvalget") har godkendt tildelingen til dig og fastslået, at den er gyldig.

2.    Vilkår og betingelser for tildeling af en ret til fremover at modtage ordinære aktier

    Tildelingen af RSU'er sker efter Bestyrelsens eller det relevante Udvalgs eget skøn. Medarbejdere i Selskabet og i dets datterselskaber kan deltage i Ordningen. Selskabet kan efter eget skøn vælge ikke at tildele dig nogen RSU'er i fremtiden. I henhold til Ordningens og Aftalens bestemmelser har du ikke hverken ret til eller krav på fremover at modtage RSU'er eller andre aktiebaserede tildelinger.

3.    Modningstidspunkt eller -periode

    Dine RSU'er modnes som udgangspunkt over en bestemt periode som anført i Aftalen. På modningstidspunktet konverteres RSU'erne til et tilsvarende antal ordinære aktier i Selskabet.

4.    Udnyttelseskurs

    Der skal ikke betales nogen udnyttelseskurs i forbindelse med modningen af dine RSU'er og Selskabets udstedelse af ordinære aktier til dig i overensstemmelse med den ovenfor beskrevne modningstidsplan.

5.    Din retsstilling ved fratræden

I tilfælde af ophør af din fortsatte ansættelse vil dine RSU'er blive behandlet i overensstemmelse med ophørsbestemmelserne i Aftalen. Medmindre andet følger af dette pkt. 5 eller af Aftalen, vil alle ikke-modnede RSU'er ved din fratræden bortfalde og blive tilbageført til Selskabet. Hvis ansættelsesforholdet ophører som følge af død eller Fuldstændig og Permanent Uarbejdsdygtighed, vil dine RSU'er dog modne fuldt ud. Behandlingen af RSU'er i tilfælde af Kontrolskifte eller opsigelse som følge af Frasalg er beskrevet i Aftalens pkt. 3(b) og 3(e).

6.    Økonomiske aspekter ved deltagelse i Ordningen

    Tildelingen af RSU'er har ingen umiddelbare økonomiske konsekvenser for dig. Værdien af RSU'erne indgår ikke i beregningen af feriepenge, pensionsbidrag eller andre lovpligtige, vederlagsafhængige ydelser.

    Ordinære aktier er finansielle instrumenter, og investering i ordinære aktier vil altid være forbundet med en økonomisk risiko. Værdien af de ordinære aktier afhænger ikke alene af Selskabets økonomiske udvikling, men også af den generelle udvikling på aktiemarkedet. Den fremtidige værdi af Selskabets ordinære aktier kendes ikke og kan ikke forudsiges med sikkerhed.

Motorola Solutions, Inc.